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                                                                     EXHIBIT 2.1







                            ASSET PURCHASE AGREEMENT



                                  by and among

                            BROOKS AUTOMATION, INC.,

                      INTELLIGENT AUTOMATION SYSTEMS, INC.,

                   INTELLIGENT AUTOMATION SYSTEMS, INC. TRUST,

                               IAS PRODUCTS, INC.,

                           STEVEN J. GORDON, Ph.D. and

                                  LAURENCE CHIN

                                February 15, 2002




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                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE 1.  DEFINITIONS....................................................   1

   1.1      DEFINITIONS....................................................   1

ARTICLE 2.  PURCHASE AND SALE OF PURCHASED ASSETS..........................   9

   2.1      PURCHASED ASSETS...............................................   9
   2.2      EXCLUDED ASSETS................................................  10
   2.3      ASSUMPTION OF LIABILITIES......................................  11
   2.4      RETAINED LIABILITIES...........................................  12
   2.5      TAXES; DOCUMENTS OF ASSIGNMENT.................................  13

ARTICLE 3.  AGGREGATE CONSIDERATION AND CLOSING............................  13

   3.1      AGGREGATE CONSIDERATION AND PAYMENT............................  13
   3.2      DETERMINATION OF ESTIMATED CLOSING NET BOOK VALUE;
             ADJUSTMENT OF THE AGGREGATE CONSIDERATION AT CLOSING..........  14
   3.3      DETERMINATION OF CLOSING NET BOOK VALUE; POST-CLOSING
             ADJUSTMENT OF THE AGGREGATE CONSIDERATION.....................  15
   3.4      ADJUSTMENT OF HOLDBACK SHARES..................................  16
   3.5      ACCELERATED ISSUANCE OF HOLDBACK SHARES........................  17
   3.6      CLOSING DELIVERIES AND OBLIGATIONS OF THE SELLERS AND
             PRINCIPAL STOCKHOLDERS........................................  17
   3.7      CLOSING DELIVERIES OF THE BUYER................................  19
   3.8      OTHER DOCUMENTS; FURTHER ASSURANCES............................  20
   3.9      ALLOCATION OF AGGREGATE CONSIDERATION..........................  20
   3.10     SELLER OPTIONS.................................................  20

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE
             PRINCIPAL STOCKHOLDERS........................................  21

   4.1      ORGANIZATION AND QUALIFICATION OF THE SELLERS..................  21
   4.2      AUTHORITY; NO VIOLATION........................................  21
   4.3      CAPITALIZATION.................................................  22
   4.4      SUBSIDIARIES; OTHER INVESTMENTS................................  22
   4.5      FINANCIAL STATEMENTS...........................................  22
   4.6      ABSENCE OF UNDISCLOSED LIABILITIES.............................  23
   4.7      CONDUCT OF BUSINESS; ABSENCE OF CERTAIN CHANGES................  23
   4.8      PAYMENT OF TAXES...............................................  25
   4.9      TITLE TO PROPERTIES; ENCUMBRANCES; CONDITION OF PROPERTIES.....  26
   4.10     COLLECTIBILITY OF RECEIVABLES..................................  27
   4.11     INVENTORIES....................................................  28
   4.12     INTELLECTUAL PROPERTY ASSETS...................................  28
   4.13     CONTRACTS AND COMMITMENTS......................................  30
   4.14     EMPLOYEES......................................................  33
   4.15     LABOR AND EMPLOYEE RELATIONS...................................  33
   4.16     EMPLOYEE BENEFITS..............................................  34

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   4.17     ENVIRONMENTAL MATTERS..........................................  37
   4.18     GOVERNMENT AUTHORIZATIONS/COMPLIANCE WITH LAWS.................  39
   4.19     WARRANTY OR OTHER CLAIMS.......................................  39
   4.20     LITIGATION.....................................................  39
   4.21     BORROWINGS AND GUARANTEES......................................  40
   4.22     INSURANCE......................................................  40
   4.23     CORPORATE BOOKS, RECORDS AND ACCOUNTS..........................  41
   4.24     FINDER'S FEE...................................................  41
   4.25     TRANSACTIONS WITH INTERESTED PERSONS...........................  41
   4.26     ABSENCE OF SENSITIVE PAYMENTS..................................  42
   4.27     INVESTMENT INTENT..............................................  42
   4.28     RESTRICTED SECURITIES..........................................  42
   4.29     PAYABLES.......................................................  43
   4.30     COPIES OF DOCUMENTS............................................  43
   4.31     SUFFICIENCY....................................................  43
   4.32     DISCLOSURE OF MATERIAL INFORMATION.............................  43

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF BUYER........................  43

   5.1      ORGANIZATION OF BUYER..........................................  43
   5.2      AUTHORIZATION OF TRANSACTION...................................  43
   5.3      NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS...........  43
   5.4      REPORTS AND FINANCIAL STATEMENTS...............................  44
   5.5      CAPITALIZATION.................................................  44
   5.6      LITIGATION.....................................................  45
   5.7      DISCLOSURE.....................................................  45
   5.8      BROKERS OR FINDERS.............................................  45


ARTICLE 6.  COVENANTS OF THE SELLERS AND THE PRINCIPAL STOCKHOLDERS........  45

   6.1      CHANGE OF NAME.................................................  45
   6.2      CERTAIN FILINGS................................................  45
   6.3      DISPOSITION OF PURCHASE SHARES.................................  45
   6.4      EMPLOYEE BENEFITS..............................................  46
   6.5      TRANSFER OF GOODWILL...........................................  46
   6.6      S CORPORATION STATUS...........................................  46


ARTICLE 7.  COVENANTS OF BUYER.............................................  46

   7.1      REASONABLE BEST EFFORTS........................................  46
   7.2      NOTICES AND CONSENTS...........................................  47
   7.3      REGISTRATION OF THE PURCHASE SHARES ON FORM S-3................  48
   7.4      EMPLOYEE BENEFITS..............................................  50
   7.5      KENDALL LITIGATION.............................................  50
   7.6      CONFIRMATIONS OF EMPLOYMENT....................................  50

ARTICLE 8.  CONDITIONS TO OBLIGATIONS OF BUYER.............................  50

   8.1      ENCUMBRANCE TERMINATIONS.......................................  50
   8.2      ANCILLARY AGREEMENTS...........................................  50
   8.3      GOVERNMENTAL CONSENTS AND APPROVALS............................  51
   8.4      KEY EMPLOYEES..................................................  51

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   8.5     GE CONTRACT.....................................................  51
   8.6     ABSENCE OF CERTAIN LITIGATION...................................  51
   8.7     NO BANKRUPTCY...................................................  51
   8.8     IAS SHAREHOLDER DOCUMENTS.......................................  51
   8.9     APPROVAL OF BUYER'S COUNSEL.....................................  52
   8.10    DUE DILIGENCE...................................................  52


ARTICLE 9. CONDITIONS TO OBLIGATIONS OF THE SELLERS........................  52

   9.1     ANCILLARY AGREEMENTS............................................  52
   9.2     GOVERNMENTAL CONSENTS AND APPROVALS.............................  52
   9.3     ABSENCE OF CERTAIN LITIGATION...................................  52
   9.4     NO BANKRUPTCY...................................................  53


ARTICLE 10. INDEMNIFICATION................................................  53

  10.1     INDEMNIFICATION BY THE SELLERS AND THE PRINCIPAL STOCKHOLDERS...  53
  10.2     INDEMNIFICATION BY BUYER........................................  56
  10.3     DEFENSE OF THIRD PARTY ACTIONS..................................  57
  10.4     MISCELLANEOUS...................................................  58
  10.5     PAYMENT OF INDEMNIFICATION......................................  58


ARTICLE 11. [INTENTIONALLY OMITTED]........................................  59


ARTICLE 12. MISCELLANEOUS..................................................  59

  12.1     SURVIVAL OF WARRANTIES..........................................  59
  12.2     FEES AND EXPENSES...............................................  59
  12.3     NOTICES.........................................................  59
  12.4     PUBLICITY AND DISCLOSURES.......................................  60
  12.5     CONFIDENTIALITY.................................................  61
  12.6     ENTIRE AGREEMENT................................................  61
  12.7     SEVERABILITY....................................................  61
  12.8     ASSIGNABILITY...................................................  62
  12.9     AMENDMENT.......................................................  62
  12.10    GOVERNING LAW; VENUE............................................  62
  12.11    REMEDIES........................................................  63
  12.12    DEFINITION OF SELLERS' KNOWLEDGE................................  63
  12.13    COUNTERPARTS....................................................  63
  12.14    EFFECT OF TABLE OF CONTENTS AND HEADINGS........................  63
  12.15    INTERPRETATION..................................................  63
  12.16    ARBITRATION.....................................................  63

  LIST OF SCHEDULES AND EXHIBITS...........................................  65



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                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "AGREEMENT") dated as of February 15, 2002, is entered into by and among Brooks Automation, Inc., a Delaware corporation (the "BUYER"), Intelligent Automation Systems, Inc., a Massachusetts corporation ("IAS"), Intelligent Automation Systems, Inc. Trust, a Massachusetts business trust ("IAS TRUST"), IAS Products, Inc., a Massachusetts corporation ("IAS PRODUCTS" and collectively with IAS and IAS Trust, the "SELLERS", and each individually, a "SELLER"), Steven J. Gordon, Ph.D. ("GORDON") and Laurence Chin ("CHIN", and collectively with Gordon, the "PRINCIPAL STOCKHOLDERS").

     This Agreement, including the exhibits and schedules hereto, sets forth the terms and conditions upon which the Buyer or one or more Subsidiaries of the Buyer will acquire substantially all of the assets of the Sellers in exchange for aggregate consideration of (i) $8,000,000 cash (subject to adjustment as provided in Sections 3.2 and 3.3 hereof); (ii) $9,862,500 payable in shares of Buyer Common Stock; and (iii) the assumption of certain identified liabilities of the Sellers.

     In consideration of the mutual representations, warranties and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1. DEFINITIONS

     1.1 DEFINITIONS. For the purposes of this Agreement and, unless otherwise set forth therein, for the purposes of all schedules and exhibits to this Agreement, all capitalized words or expressions used in this Agreement (including the schedules and exhibits annexed thereto) shall have the meanings specified in this Article I (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ACQUIRED CONTRACTS" is defined in Section 2.1(b) hereof.

     "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the other Person in question.

     "AGGREGATE CONSIDERATION" means the Cash Consideration and the Purchase Shares.

     "AGREEMENT" is defined in the preamble hereof.

     "ANCILLARY AGREEMENTS" means all of the documents, instruments and agreements entered into or executed in conjunction with the execution, delivery and performance of this Agreement, including, but not limited to, those documents and agreements referenced in Sections 3.6 and 3.7 hereof.

     "ASSUMED LIABILITIES" is defined in Section 2.3 hereof.

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     "BASE BALANCE SHEET" means the unaudited combined balance sheet of the
Sellers as of the Base Balance Sheet Date.

     "BASE BALANCE SHEET DATE" means September 30, 2001.

     "BASE NET BOOK VALUE" is defined in Section 3.2(a) hereof.

     "BUYER" is defined in the preamble hereof.

     "BUYER COMMON STOCK" means shares of Buyer's common stock, par value $.01 per share. Each share of Buyer Common Stock is accompanied by one Buyer Purchase Right.

     "BUYER FINANCIAL STATEMENTS" is defined in Section 5.4 hereto.

     "BUYER PURCHASE RIGHT" means an associated preferred stock purchase right pursuant to the Rights Agreement, as amended, between the Buyer and the Rights Agent named therein.

     "BUYER REPORTS" is defined in Section 5.4 hereof.

     "BUYER'S INDEMNIFIED PERSONS" means the Buyer, its Subsidiaries, Affiliates, their respective present and former directors, officers, employees, stockholders, representatives and agents.

     "CASH CONSIDERATION" is defined in Section 3.1(a) hereof.

     "CHANGE IN CONTROL" shall mean:

               (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than Robert J. Therrien or any of his affiliates (as defined in the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent or more of the then outstanding shares of stock of the Buyer entitled to vote in the election of directors (the "Outstanding Buyer Common Stock"), whether in one transaction or in multiple transactions which in the aggregate equal or exceed thirty percent of the Outstanding Buyer Common Stock; provided, however, that (a) any acquisition by the Buyer or its subsidiaries, or any employee benefit plan (or related trust) of the Buyer or its subsidiaries of thirty percent or more of Outstanding Buyer Common Stock shall not constitute a Change of Control; (b) any acquisition by any individual, entity or group of beneficial ownership of thirty percent or more but less than forty percent of the Outstanding Buyer Common Stock may be deemed unanimously by the Board of Directors of the Buyer as it is constituted as of the date of this Agreement (the "Incumbent Board"), excluding any members of the Incumbent Board affiliated with the acquiror, to not constitute a Change of Control, in the Incumbent Board's sole and absolute discretion (provided that such determination applies equally to all of the Company's executives); and (c) any acquisition by a corporation with respect to which, following such acquisition, more than fifty percent of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of


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     the Outstanding Buyer Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Buyer Common Stock, shall not constitute a Change of Control; or

              (ii) individuals who, as of the date of this Agreement, constitute the members of the Incumbent Board cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Buyer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

              (iii) approval by the stockholders of the Buyer of (a) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Buyer Common Stock immediately prior to such reorganization, merger or consolidation will not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation, other than a merger or consolidation effected to implement a recapitalization of the Buyer (or similar transaction) in which no "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires 30% or more of Outstanding Buyer Common Stock; or (b) the sale or other disposition of all or substantially all of the assets of the Buyer, excluding a sale or other disposition of assets to a subsidiary of the Buyer and excluding a sale or license of a portion of the business of the Buyer which is deemed by the Incumbent Board, acting in its sole and absolute discretion, to not constitute a Change of Control, provided, however,

              (iv) if an event that would constitute a Change of Control results from or arises out of a purchase or other acquisition of the Buyer, directly or indirectly, by a corporation or other entity in which a Principal Stockholder has a greater than ten percent direct or indirect equity interest, such event shall not constitute a Change of Control with respect to such Principal Stockholder.

     "CHIN" is defined in the Preamble hereof.

     "CHIN AGREEMENT" is defined in Section 3.6(a)(vii).

     "CLOSING" means the closing of the transactions contemplated herein, which shall be held at the offices of Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, MA 02111 at


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10:00 a.m., on the date hereof or at such other place, date or time as may be fixed by mutual agreement of the parties (the "CLOSING DATE").

     "CLOSING BALANCE SHEET" is defined in Section 3.3(a) hereof.

     "CLOSING DATE" is defined in the definition of "Closing."

     "CLOSING NET BOOK VALUE" is defined in Section 3.3(a) hereof.

     "CLOSING PRICE" means the average closing price of a share of Buyer Common Stock for the ten (10) consecutive Trading Days ending on the Trading Day that is three Trading Days immediately prior to the Closing Date, as reported on the Nasdaq National Market.

     "CLOSING STATEMENT" is defined in Section 3.3(a) hereof.

     "CODE" means the Internal Revenue Code of 1986, as amended, or any successor law.

     "CONFIDENTIAL INFORMATION" is defined in Section 12.5 hereof.

     "CONSTITUENT DOCUMENTS" means the certificate of incorporation, articles of organization, agreement of association, bylaws, declaration of trust, trust agreement and/or equivalent documents pursuant to which a corporation is organized and operates under its governing law.

     "CONTRACT" means any agreement, contract, obligation, promise, commitment or undertaking (whether written or oral), other than those that have been terminated.

     "COPYRIGHTS" means all copyrights in both published works and unpublished works, including training manuals, marketing and promotional materials, internal reports, business plans mask works, software, programs and related documentation, and videos and any other expressions, whether registered or unregistered, and all registrations or applications in connection therewith owned, used or licensed by the Sellers as licensee or licensor and that are used in or material to the conduct of its business as it is currently conducted or as proposed to be conducted.

     "COURT ORDER" means any court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction.

     "DEDUCTIBLE" is defined in Section 10.1(b) hereof.

     "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits (other than ordinary cash compensation) to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Sellers or any of their Subsidiaries, which are now, or were within the past three years, maintained by the Sellers or any of their Subsidiaries, or under which the Sellers or any of their Subsidiaries has or could have any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus,

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deferred compensation, profit sharing, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

     "ENCUMBRANCE" means any mortgage, deed of trust, charge, lease, community property interest, equitable interest, lien, option, hypothecation, pledge, security interest, title defect, right of first refusal, restriction of any kind (including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership), any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction and any agreement to give or make any of the foregoing; and the verb "Encumber" shall be construed accordingly.

     "ENVIRONMENTAL LAWS" means Laws, Court Orders and Government Authorizations concerning the environment, or activities that might threaten or result in damage to the environment or human health, or any Laws, Court Orders and Government Authorizations that are concerned, in whole or in part, with: (i) the environment and with protecting or improving the quality of the environment and human and employee health and safety issues; or (ii) the management of pollution or Hazardous Materials, including, but not limited to, the: (a) Comprehensive Environmental Response, Compensation and Liability Act; (b) Resource Conservation and Recovery Act; (c) Clean Air Act; (d) Clean Water Act; (e) Toxic Substances Control Act; (f) Emergency Planning and Community Right-to-Know Act of 1986; (g) Hazardous Materials Transportation Act; (h) Federal Water Pollution Control Act; and (i) the Federal Insecticide, Fungicide and Rodenticide Act, as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes, and the regulations promulgated pursuant thereto, or any successor laws and any similar laws, rules, or regulations.

     "ENVIRONMENTAL SITE" means any properties or facilities currently or formerly owned or leased by any Seller, or, to the knowledge of any Seller, any current or former Affiliates or predecessors-in-interest of any Seller.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

     "ERISA AFFILIATE" is defined in Section 4.16(d) hereof.

     "ESTIMATED ADJUSTMENT AMOUNT" is defined in Section 3.2(b).

     "ESTIMATED CLOSING BALANCE SHEET" is defined in Section 3.2(a).

     "ESTIMATED CLOSING STATEMENT" is defined in Section 3.2(a).

     "ESTIMATED CLOSING NET BOOK VALUE" is defined in Section 3.2(a).

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE RATIO" means the result obtained by dividing (i) the sum of (a) the Cash Consideration, subject to adjustment as provided in Section 3.2(b)hereof, plus the amount of all

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cash and cash equivalents reflected on the Estimated Closing Balance Sheet, divided by the Closing Price and (b) the number of Purchase Shares by (ii) 30,706,162.

     "EXCLUDED ASSETS" is defined in Section 2.2 hereof.

     "GAAP" means generally accepted accounting principles in the United States of America, applied on a basis consistent with past practices.

     "GORDON" is defined in the Preamble hereof.

     "GORDON AGREEMENT" is defined in Section 3.6(a)(vii).

     "GOVERNMENTAL AUTHORITY" means any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision thereof.

     "GOVERNMENT AUTHORIZATIONS" means any license, permit, order, franchise agreement, concession, grant, authorization, consent or approval from a Government Authority.

     "HAZARDOUS MATERIALS" means any substance, material or waste which is regulated by an Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including, but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

     "HOLDBACK SHARES" is defined in Section 3.1(b)(iii) hereof.

     "IAS SHAREHOLDERS" means the shareholders of each Seller on the Closing
Date.

     "IAS TRUST" is defined in the Preamble hereof.

     "INDEMNIFIED PERSON" means any Person entitled to indemnification under
Article X hereof.

     "INDEMNIFYING PERSON" any Person obligated to indemnify another Person under Article X hereof.

     "INDEPENDENT CPA" means Deloitte & Touche LLP.


     "INTELLECTUAL PROPERTY ASSETS" means all worldwide intellectual property rights including without limitation: MARKS, PATENTS, COPYRIGHTS and TRADE SECRETS.


     "INVENTORIES" is defined in Section 4.11 hereof.

     "KEY EMPLOYEES" is defined in Section 8.3 hereof.

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     "kSARIA PROCEEDING" means the Proceeding referred to as INTELLIGENT
AUTOMATION SYSTEMS, INC. V. ANTHONY CHRISTOPHER AND KSARIA CORPORATION in Item 1 of Schedule 4.20.

     "LAWS" means statutes, laws, ordinances rules and regulations issued by any Government Authority.

     "LIABILITIES" means all the actual or contingent liabilities of the Sellers existing at the time of the Closing or any such liabilities incurred as a direct result of the Closing.

     "LOSSES" means, with respect to any Person, all losses, claims, damages or liabilities actually incurred by such Person, including, without limitation, fines, penalties, payments, obligations and all liabilities and all expenses related thereto actually incurred by such Person, including, any reasonable legal fees and costs incurred by any Person in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against such Person and whether or not such Person is made or becomes party to any such action. Losses shall be reduced by any related recoveries which such Person or any of its Affiliates receives under insurance policies or other related payments received from third parties and any net Tax benefit actually received by such Person or any of its Affiliates.

     "MARKS" means all trademarks, service marks, trade names, common law trademarks, business names, Internet domain names and addresses, trade dress, slogans, and all registrations or applications therefor, and the goodwill associated therewith owned, used or licensed by any Seller as licensee or licensor and that are used in or material to the conduct of its business as it is currently conducted or as proposed to be conducted.

     "MATERIAL ADVERSE EFFECT" means a material adverse change in the business, operations, properties, assets, liabilities, results of operations or condition (financial or otherwise) or prospects of the referenced party other than such a change with respect to any of the Excluded Assets or Retained Liabilities; provided, however, "Material Adverse Effect" shall not include any material adverse change or effect occurring (i) to the extent that such change or effect is a result of the execution and public announcement of this Agreement or the consummation of the transactions contemplated hereby, or (ii) as a result of general economic, regulatory or political conditions.

     "MATERIAL CONTRACTS" is defined in Section 4.13(b) hereof.

     "MATERIAL PERSONAL PROPERTY" is defined in Section 4.9(b) hereof.

     "MATERIAL REAL PROPERTY" is defined in Section 4.9(a) hereof.

     "PATENTS" means all patents, patent applications and inventions and discoveries that may be patentable, including any patents issuing therefrom, and any reissues, reexaminations, divisions, continuations in whole or in part, extensions and foreign counterparts thereof owned, used or licensed by any Seller as licensee or licensor and that are used in or material to the conduct of its business as it is currently conducted or as proposed to be conducted.

     "PENSION PLAN" is defined in Section 4.16(h) hereof.

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     "PERSON" means any individual, firm, partnership, association, trust, corporation, limited liability company, governmental body or other entity.

     "PRINCIPAL STOCKHOLDERS" is defined in the Preamble hereof.

     "PROCEEDING" means any pending formal or informal claim, action, investigation, arbitration, litigation or other judicial, regulatory or administrative proceeding.

     "PURCHASE SHARES" means that number of shares of Buyer Common Stock to be delivered as payment for the Purchased Assets in accordance with Section 3.1 hereof.

     "PURCHASED ASSETS" is defined in Section 2.1 hereof.

     "RECEIVABLES" is defined in Section 4.10 hereof.

     "REGISTRATION STATEMENT" is defined in Section 7.3(b) hereto.

     "REGULATION D" means Regulation D promulgated under the Securities Act.

     "RELATED PERSON" is defined in Section 4.25 hereof.

     "RESOLUTION PERIOD" is defined in Section 3.3(d) hereof.

     "RETAINED LIABILITIES" is defined in Section 2.4 hereof.

     "RETURNS" is defined in Section 4.8(a) hereof.

     "REVIEW PERIOD" is defined in Section 3.3(b) hereof.

     "RULE 144" is defined in Section 4.28 hereto.

     "SEC" means the U.S. Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SELLER" is defined in the Preamble hereof.

     "SELLERS' INDEMNIFIED PERSONS" means each Seller and their respective present and former directors, officers, employees, stockholders, representatives and agents, including, but not limited to, the Principal Stockholders.

     "SELLER OPTIONS" is defined in Section 3.10 hereof.

     "SELLERS' UNAUDITED FINANCIAL STATEMENTS" is defined in Section 4.5 hereof.

     "SELLING STOCKHOLDERS" AND "SELLING STOCKHOLDER" are defined in Section 7.3(a) hereof.

     "SUBSIDIARY" means with respect to any Person, any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 50% of

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the total voting power of stock or other equity entitled to vote generally in the election of directors or managers or equivalent persons thereof is owned or controlled, directly or indirectly, by such Person.

     "SUSPENSION NOTICE" is defined in Section 7.3(b) hereof.

     "TAX AUTHORITY" is defined in the definition of "TAXES."

     "TAXES" (including, with correlative meaning, the terms "Tax" and "Taxable") means all income, profit, franchise, gross receipts, sales, use, real property, personal property, ad valorem, excise, value added, alternative minimum, employment, payroll, social security and withholding taxes, severance, stamp, gains, transfer, license, documentary, customs, occupation, environmental, windfall, and other taxes, duties, or assessments of any kind whatsoever, and any interest or fines, and any and all penalties and additions relating to such amounts, imposed by any Governmental Authority (a "TAX AUTHORITY").

     "THIRD PARTY ACTION" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any Person believes it may be an Indemnified Person hereunder.

     "TRADE SECRETS" means all trade secrets, know-how, confidential information, customer lists, sales and marketing information, technical information and documentation (which reproduce the types of information otherwise listed in the definition of Trade Secrets herein), proprietary information technologies, designs, procedures, processes and formulae, source code, algorithms, architecture, structure, display screens and development tools, data, patterns, plans, designs, drawings, models and blue prints, specifications, flow sheets, equipment and parts lists, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically, or otherwise, and all descriptions and related instructions, manuals, data, records and procedures related thereto owned, used or licensed by any Seller as licensee or licensor and that are used in or material to the conduct of its business as it is currently conducted or as proposed to be conducted.

     "TRADING DAY" means any day on which the Nasdaq National Market is open for business.

     "TRANSFER" is defined in Section 7.3(a) hereof.

     "TRANSFER TAXES" is defined in Section 2.5(a) hereof.

     "TRANSFER TAX RETURNS" is defined in Section 2.5(a) hereof.

ARTICLE 2. PURCHASE AND SALE OF PURCHASED ASSETS

     2.1 PURCHASED ASSETS. Subject to the provisions of this Agreement and except as expressly excluded in Section 2.2 below, each Seller agrees to sell and the Buyer agrees to purchase, at the Closing, all of the properties, assets and business of each Seller of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, including, without limitation, all assets shown or reflected on the Base Balance Sheet and arising

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since the Base Balance Sheet Date in the ordinary course, and all of each
Seller's good will. The assets, property and business of the Sellers to be sold to and purchased by the Buyer under this Agreement are hereinafter sometimes referred to as the "PURCHASED ASSETS." The Purchased Assets include, but are not limited to, the following assets and business of the Sellers:

         (a) all of the Receivables, Inventory, machinery and equipment and other assets shown on the Base Balance Sheet plus any assets listed on SCHEDULE 2.1(a) hereto and any assets owned by any Seller which previously have been written off, with only such changes with respect to such Receivables and Inventory as have occurred in the ordinary course of the Sellers' business consistent with past practice since the date of the Base Balance Sheet and such changes to such machinery, equipment and other assets as have occurred in the ordinary course of the Sellers' business consistent with past practice since the date of the Base Balance Sheet;

         (b) all rights and interests of the Sellers in and to executory contracts, commitments, plans, agreements, understandings, licenses and personal property leases, other than in respect of any Retained Liability, including, without limitation, those listed on SCHEDULE 2.1(b) hereto (the "ACQUIRED CONTRACTS");

         (c) all rights and interests of the Sellers in and to customer purchase orders;

         (d) all of the Sellers' books, records and accounts, correspondence and any confidential information relevant to the operation of their business which has been reduced to writing (which may be provided on computer disks, tape or comparable media), including, but not limited to, engineering records, purchase and sales records, production flow chart records; credit records, copies of accounting records, and customer and vendor lists and records; personnel records, payroll records and employee benefit summaries but excluding items identified in Section 2.2(b) hereof;

         (e) all of Sellers' rights, title and interest in and to the Intellectual Property Assets (including, without limitation those Intellectual Property Assets listed on Schedules 4.12(c), 4.12(d) and 4.12(e) hereto) and agreements concerning such Intellectual Property Assets including, without limitation, those agreements listed on SCHEDULE 4.12(B) hereto;

         (f) all of Sellers' right, title and interest in, to and under third-party manufacturers' warranties, other than in respect to any Retained Liabilities; and

         (g) any and all of the Sellers' Government Authorizations to the extent that the same are transferable; and

         (h) all rights and interests of Sellers in, to and under the kSARIA Proceeding.

     2.2 EXCLUDED ASSETS. The following assets shall be excluded from the Purchased Assets (collectively, the "EXCLUDED ASSETS"):

         (a) each Seller's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with such Seller's organization or stock capitalization;

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         (b) any and all income, sales, use, corporation excise and franchise tax refunds which any Seller may be entitled to receive from Governmental Authorities which relate to its existence, ownership of the Purchased Assets or operation of its business prior to Closing and any right of any Seller to claim refunds for any Taxes in respect of any period prior to the Closing;

         (c) any asset relating to or arising out of any Employee Benefit Plans;

         (d) Sellers' cash and cash equivalents;

         (e) any Receivables reflected on the Base Balance Sheet or the Closing Balance Sheet the account debtors of which are other Sellers;

         (f) all of the Sellers' right, title and interest in, to and under this Agreement and each of the Ancillary Agreements; and

         (g) the Aggregate Consideration.

      2.3 ASSUMPTION OF LIABILITIES. Upon the sale and purchase of the Purchased Assets, the Buyer shall assume, pay, perform or discharge those liabilities and obligations of the Sellers set forth below to the extent existing as of the Closing or subsequent thereto (the "ASSUMED LIABILITIES"). The Assumed Liabilities shall consist only of the following:

         (a) all the liabilities and obligations of the Sellers shown on the Base Balance Sheet which are outstanding at the time of the Closing other than the Retained Liabilities identified in Section 2.4 hereof;

         (b) all liabilities and obligations incurred by the Sellers in the ordinary course of business since the date of the Base Balance Sheet which are outstanding at the time of the Closing and shown on the Closing Balance Sheet, other than the Retained Liabilities;

         (c) any liabilities and obligations reflected on the Base Balance Sheet or the Closing Balance Sheet to employees of the Sellers (including, without limitation, the Key Employees and any other employee of Sellers hired by Buyer), for accrued pay, accrued vacation or obligations related to or resulting from severance of employment by the Sellers or the consummation by the Sellers of the transactions contemplated hereby, including, without limitation, all immigration liabilities and responsibilities related to the H-1B employment of employees Osborne and Sane and attestations made on the original Form ETA-9035 as certified by the Department of Labor and the liabilities that run from the Form I-9;

         (d) all liabilities and obligations of Sellers to provide COBRA continuation coverage, in accordance with the requirements of Code Section 4980B and sections 601 through 608 of ERISA, to all Qualified Beneficiaries (within the meaning of Code Section 4980(g)(1) and Treasury Regulation 54.4980B-9);

         (e) any liabilities and obligations of the Sellers with respect to product warranty and product liability claims;

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         (f) any liability relating to government grants, subsidies or other assistance including, without limitation, any liability for reimbursement to a government for any research and development grants, subsidies or assistance previously paid by the government relating to or arising out of the Sellers' business;

         (g) all the liabilities and obligations arising out of (i) the kSARIA Proceeding and (ii) any Proceedings, whether commenced or threatened prior to or after the Closing Date and with or without the knowledge of the Sellers, or any Court Orders whether outstanding prior to or after the Closing Date, arising out of or relating to the kSARIA Proceeding;

         (h) all liabilities and obligations arising after the Closing Date under the Acquired Contracts; and

         (i) up to $500,000 of Sellers' legal, accounting, investment banking and other expenses to be paid by Buyer pursuant to Section 12.2 hereof.

The assumption of Assumed Liabilities by the Buyer hereunder shall be treated as independent of the Buyer's existing business and shall not enlarge any rights of third parties under contracts or arrangements with the Buyer or the Sellers. Nothing herein shall prevent the Buyer from contesting in good faith any of the Assumed Liabilities.

     2.4 RETAINED LIABILITIES. Except to the extent expressly assumed pursuant to Section 2.3 above, the Buyer does not assume and shall not be liable for any debt, obligation, responsibility or liability of any Seller, or any Affiliate of any Seller, or any claim against any of the foregoing, whether known or unknown, contingent absolute or otherwise (collectively, the "RETAINED LIABILITIES"). Without limiting the foregoing sentence, the Buyer shall have no responsibility with respect to the following, whether or not disclosed in the Base Balance Sheet or a schedule hereto:

         (a) any liabilities and obligations related to or arising from transactions among any or all of the Sellers, any Principal Stockholder or any Affiliate of the Sellers;

         (b) any liabilities and obligations for Taxes of any kind arising, or with respect to any period of time, before the Closing, including the Transfer Taxes;

         (c) any liabilities or obligations of any kind arising out of or relating to any indebtedness of the Sellers not reflected on the Base Balance Sheet or the Closing Balance Sheet;

         (d) any liabilities and obligations for damage or injury to person or property based upon events occurring prior to the Closing Date;

         (e) any liabilities and obligations to employees of the Sellers (including, without limitation, the Key Employees and any other employee of Sellers hired by Buyer), not reflected on the Base Balance Sheet or the Closing Balance Sheet, for accrued pay, accrued vacation, or obligations related to or resulting from severance of employment by the Sellers or the consummation by the Sellers of the transactions contemplated hereby;

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         (f) any liability relating to or arising from an Employee Benefit Plan, including liabilities to employees of Sellers for accident, disability or workers compensation insurance or benefits;

         (g) all liabilities and obligations arising prior to the Closing Date under the Acquired Contracts; and

         (h) liabilities incurred by any Seller in connection with this Agreement and the transactions provided for herein, including counsel and accountant's fees, filing fees and expenses related to any Seller's performance of its obligations hereunder; and

         (i) all liabilities and obligations arising out of or relating to (i) Proceedings pending, or Proceedings known by Sellers to be threatened, as of the Closing Date, against or otherwise involving any of the Sellers or any of the officers, directors, former officers or directors, employees, shareholders or agents of any of the Sellers (in their capacities as such); including, without limitation, those Proceedings listed on SCHEDULE 4.20 hereto; (ii) outstanding Court Orders to which any of the Sellers is a party or by which any of he Purchased Assets is bound, and (iii) any Proceedings, whether commenced or threatened prior to or after the Closing Date and with or without the knowledge of the Sellers, or any Court Orders whether outstanding prior to or after the Closing Date, arising out of or relating to any of the Proceedings or Court Orders set forth in clauses (i) or (ii) hereof, but excluding in the case of items (i), (ii) and (iii) above, the kSARIA Proceeding.

     2.5 TAXES. The Sellers shall be solely responsible for all Taxes required by any Governmental Authority in any relevant jurisdiction which arise out of or result from the sale of the Purchased Assets, the receipt of the Aggregate Consideration or the assumption of the Assumed Liabilities (the "TRANSFER TAXES"); provided, that the Buyer shall deliver to the Sellers at the Closing a resale certificate and/or an exempt use certificate, as applicable, which shall cover all of the Seller's inventory (including, without limitation, raw materials, work-in-progress and finished goods inventories) included within the Purchased Assets In addition, the Sellers shall, at their own expense, properly complete, sign, and timely file any and all required Returns relating to Transfer Taxes ("TRANSFER TAX RETURNS") and, if required by applicable law, the Buyer will join in the execution of any such Transfer Tax Returns.

ARTICLE 3.        AGGREGATE CONSIDERATION AND CLOSING

     3.1 AGGREGATE CONSIDERATION AND PAYMENT.

         (a) Subject to the adjustments contained in Section 3.2 and Section 3.3 below, the aggregate consideration to be paid by the Buyer to the Sellers in consideration of the sale of the Purchased Assets shall be equal to:

                      (i) the aggregate amount of the Assumed Liabilities as of the Closing;

                      (ii) $8,000,000 in cash, subject to adjustment as provided in Section 3.2(b) hereof (the "CASH CONSIDERATION"); plus

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                      (iii)    that number of shares of Buyer Common Stock
                               obtained by dividing $9,862,500 by the Closing Price; provided that such number shall be rounded to the nearest whole number (the "PURCHASE SHARES").

         (b) The Aggregate Consideration shall be paid by Buyer as follows:

                      (i) the Cash Consideration shall be paid by wire transfer to the Sellers at the Closing;

                      (ii) 68,973 of the Purchase Shares shall be delivered to the Sellers at the Closing; and

                      (iii) 140,600 of the Purchase Shares (the "Holdback Shares") shall be reserved for issuance by the Buyer at Closing and, subject to Sections 3.4, 3.5, 10.1(b)(iv), 10(b)(v) and 10.5 hereof, delivered to the Sellers as follows:

                                   (A)  34,433 of the Holdback Shares shall be
                                        delivered to the Sellers on the first
                                        anniversary of the Closing Date;

                                   (B)  71,734 of the Holdback Shares shall be
                                        delivered to the Sellers on the second
                                        anniversary of the Closing Date; and

                                   (C)  34,433 of the Holdback Shares shall be
                                        delivered to the Sellers on the third
                                        anniversary of the Closing Date.

         (c) At the Closing, the Buyer shall also assume the Assumed
Liabilities.

     3.2 DETERMINATION OF ESTIMATED CLOSING NET BOOK VALUE; ADJUSTMENT OF THE AGGREGATE CONSIDERATION AT CLOSING.

         (a) Prior to the Closing Date, the Sellers shall have prepared and delivered to the Buyer: (i) a balance sheet (the "ESTIMATED CLOSING BALANCE SHEET") which shall reflect, in addition to the other assets and liabilities of the Sellers, the Sellers' good faith estimate of the book value of both the Purchased Assets and the Assumed Liabilities as of January 31, 2002; and (ii) a statement (the "ESTIMATED CLOSING STATEMENT") indicating the Sellers' good faith estimate of the book value of both the Purchased Assets and Assumed Liabilities reflected in the Estimated Closing Balance Sheet and the difference between the estimated aggregate net book value of the Purchased Assets and the estimated aggregate net book value of the Assumed Liabilities as of January 31, 2002 (the "ESTIMATED CLOSING NET BOOK VALUE"). The Estimated Closing Balance Sheet shall be prepared on a basis consistent with the preparation of the Base Balance Sheet and in accordance with GAAP. The Estimated Closing Balance Sheet shall be accompanied by all necessary and appropriate supporting work papers and materials.

         (b) The Cash Consideration payable by the Buyer at Closing shall be reduced to the extent that the Estimated Closing Net Book Value is less than $1,189,718 (the "BASE NET BOOK VALUE"). The amount of any such reduction determined pursuant to this Section 3.2 shall be referred to herein as the "ESTIMATED ADJUSTMENT AMOUNT".

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     3.3 DETERMINATION OF CLOSING NET BOOK VALUE; POST-CLOSING ADJUSTMENT OF
THE AGGREGATE CONSIDERATION.

         (a) The Sellers shall use commercially reasonable efforts to prepare and deliver to the Buyer within 45 days after the Closing Date, and shall, in any event, within 90 days after the Closing Date, prepare and deliver to the
Buyer: (i) a balance sheet (the "CLOSING BALANCE SHEET") which shall reflect, in addition to the other assets and liabilities of the Sellers, the book value of both the Purchased Assets and the Assumed Liabilities as of the Closing Date; and (ii) a statement (the "CLOSING STATEMENT") indicating the book value of both the Purchased Assets and the Assumed Liabilities reflected in the Estimated Closing Balance Sheet and the difference between the aggregate net book value of the Purchased Assets and the aggregate net book value of the Assumed Liabilities as of the Closing Date (the "CLOSING NET BOOK VALUE"). The Closing Balance Sheet shall be prepared on a basis consistent with the preparation of the Base Balance Sheet and in accordance with GAAP. The Closing Balance Sheet delivered to the Buyer by the Sellers shall be accompanied by a review report from Tofias, PC, the accountants of the Sellers, stating that Tofias, PC is not aware of any material modification that should be made to the Closing Balance Sheet in order for it to be in conformity with generally accepted accounting principles. The Closing Balance Sheet shall also be accompanied by all necessary and appropriate supporting work papers and materials. If these work papers and materials have not been provided or prepared in a professional and workmanlike manner, the Review Period referenced in Section 3.3(b) hereof shall be extended to give the Buyer's accountants sufficient time to complete their audit of the Closing Balance Sheet. Inventory shall be valued as provided in Section 4.11 hereof by the Buyer as of the close of business on the Closing Date based on a physical count undertaken by the Buyer at its expense on a mutually agreed upon date that is on or near the Closing Date at which all parties or their representatives may be present to observe.

         (b) Following receipt of the Closing Balance Sheet, the Buyer and the Buyer's accountants will be afforded a period of 30 calendar days (the "REVIEW PERIOD") to audit, at the Buyer's cost, the Closing Balance Sheet. During such Review Period, the Buyer and the Buyer's accountant will be afforded reasonable access to any of the Sellers' employees involved in the preparation of the Closing Balance Sheet and the records, work papers, trial balances and similar materials prepared by the Sellers or their accountants in connection with the preparation of the audit and certification of the Closing Balance Sheet; provided, however, that the Buyer shall provide reasonable prior notice of any such investigation to the Sellers. At or before the end of the Review Period, the Buyer will either: (i) accept the Closing Balance Sheet and the Closing Statement in their entirety, in which case the Closing Net Book Value will be deemed to be as set forth on the Closing Statement, and the Closing Balance Sheet and the Closing Statement shall become final, binding and conclusive on the Sellers, the Principal Stockholders and the Buyer; or (ii) deliver to the Sellers and the Principal Stockholders a written notice in accordance with paragraph (d) of this Section 3.3 disputing the Closing Balance Sheet or the Closing Statement If the Buyer fails to provide the notice set forth in (ii) above within the Review Period, the Buyer shall be deemed to have accepted the Closing Balance Sheet and the Closing Statement in their entirety.

         (c) If the Closing Net Book Value is less than the Base Net Book Value, as reduced by the Estimated Adjustment Amount, then the Sellers and the Principal Stockholders shall pay the Buyer the amount of such difference in cash within ten (10) days following the later

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of: (x) the date the Closing Balance Sheet and the Closing Statement are accepted by Buyer; or (y) the final, binding and conclusive determination of any dispute with respect to the Closing Balance Sheet, or the Closing Statement as provided in paragraph (d) of this Section 3.3. If the Closing Net Book Value is greater than the Base Net Book Value, as reduced by the Estimated Adjustment Amount, then the Buyer shall pay the Principal Stockholders the lesser of (i) the Estimated Adjustment Amount and (ii) the difference between the Closing Net Book Value and the Base Net Book Value, as reduced by the Estimated Adjustment Amount, in cash within ten (10) days following the later of: (x) the date the Closing Balance Sheet and the Closing Statement are accepted by Buyer; or (y) the final, binding and conclusive determination of any dispute with respect to the Closing Balance Sheet, or the Closing Statement as provided in paragraph (d) of this Section 3.3.

         (d) In the event that any dispute shall arise as to the manner of preparation or the accuracy of the Closing Balance Sheet or the Closing Statement prior to the expiration of the Review Period, the Buyer shall provide the Sellers with written notice of each disputed item detailing the amount disputed and the basis of the dispute. In the event of such a dispute, the Buyer and the Sellers shall attempt to reconcile in good faith their differences as to such items within twenty (20) calendar days (the "RESOLUTION PERIOD") of the Sellers' receipt of such notice, and any resolution by them as to any disputed items shall be final, binding and conclusive on the Sellers, the Principal Stockholders and the Buyer. If the Buyer and the Sellers are unable to reach a resolution with such effect within the Resolution Period, the Buyer and the Sellers shall submit the dispute to the Independent CPA. In resolving any such dispute, the Independent CPA shall use GAAP consistently applied throughout the periods involved and prior periods. The determination of such dispute by the Independent CPA shall be final, binding and conclusive on the Sellers, the Principal Stockholders and the Buyer. The fees and expenses of the Independent CPA shall be assessed by the Independent CPA fifty percent (50%) against the Sellers and fifty percent (50%) against the Buyer, and shall be paid by each of them in those proportions; provided that, (i) if the Independent CPA adopts a Closing Net Book Value within ten percent (10%) of that determined by the Sellers pursuant to paragraph (a) of this Section 3.3 and not within ten percent (10%) of that determined in accordance with Buyer's written notice of dispute delivered pursuant to this paragraph (d), the Buyer shall pay one hundred percent (100%) of such fees and expenses and (ii) if the Independent CPA adopts a Closing Net Book Value within ten percent (10%) of that determined in accordance with Buyer's written notice of dispute delivered pursuant to this paragraph (d) and not within ten percent (10%) of that determined by the Sellers pursuant to paragraph (a) of this Section 3.3, the Sellers shall pay one hundred percent (100%) of such fees and expenses.

     3.4 ADJUSTMENT OF HOLDBACK SHARES. During the period between the date hereof and the third anniversary of the Closing Date, in the event of any extraordinary distribution of cash or property, stock dividend, stock split, recapitalization or other changes affecting the outstanding Buyer Common Stock as a class effected without the payment of additional consideration, then any new, substituted or additional securities, cash or other property that is, by reason of any such transaction, distributed with respect to Holdback Shares then reserved for issuance pursuant this Agreement shall additionally be reserved for issuance and delivered to the Sellers together with such Holdback Shares, in accordance with Section 3.1(b)(iii) hereof. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Holdback

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Shares reserved for issuance to reflect the effect of any such transaction upon the Buyer's capital structure.

     3.5  ACCELERATED ISSUANCE OF HOLDBACK SHARES.

         (a) Notwithstanding any provision to the contrary herein, upon the earlier of a Change of Control or termination of Gordon's employment with the Company by the Company other than for "Cause" or by Gordon for "Good Reason", death or "Disability" (as such terms are defined in the Gordon Agreement), the Buyer shall issue and deliver to the Sellers the Holdback Shares then reserved for issuance pursuant to Section 3.1(b)(iii) hereof, other than (i) any Holdback Shares previously retained by the Buyer for the satisfaction of claims pursuant to 10.1(b)(v) or 10.5 hereof, or (ii) any Holdback Shares that the Buyer may have a right to retain at a later date pursuant to Section 10.1(b)(v) hereof if a claim arises for liquidated damages, or pursuant to Section 10.5 hereof if a Claim arises that is not satisfied in cash.

         (b) Notwithstanding any provision to the contrary herein, upon earlier of a Change of Control or the termination of Chin's employment with the Company by the Company other than for "Cause" or by Chin for "Good Reason", death or "Disability" (as such terms are defined in the Chin Agreement), the Buyer shall issue and deliver to the Sellers the Holdback Shares then reserved for issuance pursuant to Section 3.1(b)(iii) hereof, other than (i) any Holdback Shares previously retained by the Buyer for the satisfaction of claims pursuant to 10.1(b)(iv) or 10.5 hereof; or (ii) any Holdback Shares that the Buyer may have a right to retain at a later date pursuant to Section 10.1(b)(iv) hereof if a claim arises for liquidated damages, or pursuant to Section 10.5 hereof if a Claim arises that is not satisfied in cash.

     3.6 CLOSING DELIVERIES AND OBLIGATIONS OF THE SELLERS AND PRINCIPAL STOCKHOLDERS.

         (a) At the Closing, the Sellers and the Principal Stockholders shall execute and deliver or cause to be executed and delivered to the Buyer the following agreements and documents:

                      (i) a Corporate Noncompetition Agreement substantially in the form attached hereto as EXHIBIT A;

                      (ii) a Bill of Sale from the Sellers transferring title to the Purchased Assets to the Buyer, each substantially in the form attached hereto as EXHIBIT B;

                      (iii) Patent Assignment Agreements from the Sellers, each substantially in the form attached hereto as EXHIBIT C;

                      (iv) certificates of the Principal Stockholders and the Presidents of the Sellers to the effect that each of the conditions specified in Article 8 has been satisfied;

                      (v) Noncompetition, Nonsolicitation and Proprietary Information Agreements, executed by each of the Key Employees (other than the

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                               Principal Stockholders), substantially in the
                               form attached hereto as EXHIBIT D;

                      (vi) An Executive Compensation and Non-Competition Agreement, executed by Gordon (the "Gordon Agreement") and an Executive Compensation and Non-Competition Agreement, executed by Chin (the "Chin Agreement");

                      (vii) All consents and permits of others required to permit the Sellers to complete the transactions contemplated by this Agreement and the Ancillary Agreements, in a form acceptable to the Buyer, including, but not limited to, (i) the consent of Massachusetts Institute of Technology, with respect to license of U.S. Patent 5,540,889; (ii) evidence of the delivery of notice of the transactions contemplated hereby to the National Institute of Health pursuant to grants from the National Institute of Health to IAS dated September 30, 1999 (Grant # 1 R24 HG02130-01) and
                               March 19, 2001 (Grant # 1 R43 HG02248-01); and
                               (iii) evidence of the delivery of notice of the transactions contemplated hereby to General Electric Company ("GE") in accordance with the provisions of that certain Production Alliance Agreement, dated July 31, 2001 (the "GE Agreement"), between GE and Intelligent Automation Systems, Inc.

         (b) At the Closing, the Buyer shall have received from counsel for the Sellers and Principal Stockholders, an opinion dated as of the Closing, substantially in the form set forth as EXHIBIT E hereto. In rendering the foregoing opinion, such counsel for the Sellers may state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on: (i) certificates of public officials;
(ii) certificates, in form and substance satisfactory to the Buyer and its counsel, of officers of the Sellers; and (iii) an opinion or opinions of other counsel, satisfactory to the Buyer and its counsel, which opinions are in form and substance satisfactory to the Buyer and its counsel. In the event such counsel rely upon any such certificate or opinion, a counterpart of each thereof shall be delivered to the Buyer and its counsel.

         (c) At the Closing, the Sellers shall deliver or cause to be delivered to the Buyer or its designee possession of originals (to the extent available and copies where originals are not available) of all of Sellers' Contracts included among the Purchased Assets, with such assignments thereof and consents to assignments as are necessary to assure the Buyer of the full benefit of the same. The Sellers shall also deliver to the Buyer or its designee at the Closing possession of originals (to the extent available and copies where originals are not available) of all of the Sellers' business records, tax returns, books and other data relating to the Purchased Assets, and the business and operations (except those which also relate the Excluded Assets or the Retained Liabilities with respect to which copies of the portions which relate to the Purchased Assets will be delivered at Closing) of the Sellers and shall take all requisite steps to put the Buyer in actual possession and operating control of the Purchased Assets. After the Closing, the Buyer shall afford to the Sellers and their accountants and attorneys reasonable access to the books and records of the Sellers delivered to the Buyer under this Section 3.6(c)

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and shall permit the Sellers to make extracts and copies therefrom for the purpose of preparing such tax returns of the Sellers as may be required after the Closing and for other proper purposes approved by the Buyer, which approval shall not unreasonably withheld or delayed.

     3.7 CLOSING DELIVERIES OF THE BUYER.

         (a) At the Closing, the Buyer shall execute and deliver or cause to be executed and delivered to the Sellers the following agreements and documents:

              (i) Assignment and Assumption Agreement in favor of the Sellers substantially in the forms attached hereto as EXHIBIT F; and

              (ii)     the certificates contemplated in Section 2.5 hereof;

              (iii)    the Gordon Agreement and the Chin Agreement;

              (iv) letters confirming employment by the Buyer to each of the Key Employees of the Sellers;

              (v) a certificate of the Senior Vice President, Finance & Administration and Chief Financial Officer of the Buyer to the effect that each of the conditions specified in Article 9 hereof has been satisfied.

         (b) At the Closing, the Sellers and the Principal Stockholders shall have received from Brown Rudnick Berlack Israels LLP, counsel for Buyer, an opinion dated as of the Closing, substantially in the form of EXHIBIT G hereto. In rendering said opinion, such counsel may state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on: (i) certificates of public officials; (ii) certificates, in form and substance satisfactory to the Sellers and their counsel; (iii) certificates of officers of the Buyer; and (iv) an opinion or opinions, in form and substance satisfactory to the Sellers and its counsel, of other counsel satisfactory to the Sellers and their counsel. In the event such counsel for the Buyer relies upon any such certificate or opinion, a counterpart of each thereof shall be delivered to the Sellers and their counsel.

     3.8 OTHER DOCUMENTS; FURTHER ASSURANCES.

         (a) At the Closing, the Sellers and the Principal Stockholders shall deliver or cause to be delivered to the Buyer such other documents as may be required by any Ancillary Agreement and the Buyer shall deliver or cause to be delivered to the Sellers and the Principal Stockholders such other documents as may be required by any Ancillary Agreement.

         (b) The Sellers, the Principal Stockholders and the Buyer from time to time after the Closing at the request of any other party hereto and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as the Buyer may reasonably require to more effectively transfer and assign to, and vest in, the Buyer each of the Purchased Assets and the Assumed Liabilities. To the extent that the assignment of any lease, contract, commitment or right shall require the consent of other parties thereto, and such consent is not obtained, this Agreement shall not constitute an assignment

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thereof; however, the Sellers and the Principal Stockholders shall use their reasonable best efforts before and after the Closing to obtain any necessary consents or waivers to assure the Buyer of the benefits of such leases, contracts, commitments or rights. If such consent is not obtained, the Sellers and the Principal Stockholders agree to cooperate with the Buyer in any reasonable arrangement designed to provide for the Buyer the benefits thereunder, including, but not limited to, having: (i) the Buyer act as agent for the Sellers; and (ii) the Sellers enforce for the benefit of the Buyer any and all rights of the Sellers against the other party thereto arising out of the cancellation by such other party or otherwise. The Sellers and the Principal Stockholders shall cooperate with the Buyer to permit the Buyer to enjoy the Sellers' rating and benefits under the workman's compensation laws and unemployment compensation laws of applicable jurisdictions, to the extent permitted by such laws. Nothing herein shall be deemed a waiver by the Buyer of its right to receive at the Closing an effective assignment of each of the leases, contracts, commitments or rights of the Sellers.

     3.9 ALLOCATION OF AGGREGATE CONSIDERATION. The parties hereto acknowledge and agree that the transactions contemplated hereby will be treated as a taxable transaction for income tax purposes. Attached hereto as SCHEDULE
3.9 is a schedule allocating the Aggregate Consideration among the Purchased Assets. The parties hereto acknowledge and agree that such allocation will reflect the respective fair market values of the Purchased Assets and that they will not take a position inconsistent with such allocation or the treatment of the transaction as a taxable transaction for federal, state or local Tax purposes. The parties intend that the Cash Consideration shall first be treated as acquiring Purchased Assets appearing on the Closing Balance Sheet, and any remaining Cash Consideration and all other consideration shall be treated as acquiring goodwill and any other Purchased Assets not appearing on the Closing Balance Sheet.

     3.10 SELLER OPTIONS. As of the Closing, all outstanding options to purchase shares of beneficial interest granted by the IAS Trust, pursuant to its 2001 Stock Incentive Plan which were unvested as of December 31, 2001 and listed on SCHEDULE 3.10(a) hereto (the "SELLER OPTIONS") shall be assumed by the Buyer. Notwithstanding the foregoing, those options issued to consultants and listed on
SCHEDULE 3.10(b) hereto shall not be "Seller Options" hereunder and shall not be assumed by the Buyer. Immediately after the Closing, each Seller Option outstanding immediately prior to the Closing shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Seller Option at the Closing, that number of shares of Buyer Common Stock (rounded down to the nearest whole share) as is equal to the number of shares of beneficial interests in the IAS Trust subject to the unexercised portion of such Seller Option multiplied by the Exchange Ratio. The exercise price per share of each such assumed Seller Option shall be equal to the exercise price of such Seller Option immediately prior to the Closing, divided by the Exchange Ratio (rounded up to the nearest whole cent). The terms, exercisability, vesting schedule and all of the other terms of the Seller Options shall otherwise remain unchanged, provided, however, that the Buyer shall not guarantee the status of any option as an "incentive stock option" under Section 422 of the Code ("ISO") and shall not be required to indemnify any Person for any Loss resulting from the failure of any option to qualify as an ISO. As soon as practicable after the Closing, Buyer shall deliver to the holders of Seller Options appropriate notices setting forth such holders' rights pursuant to such Seller Options, as amended by this Section 3.10, and the agreements evidencing such Seller

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Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 3.10.) The Buyer shall adopt such resolutions and take such actions as may be required to cause each Seller Option outstanding at the Closing to be assumed by Buyer in accordance with this Section 3.10 and shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Seller Options. As soon as practicable after the Closing and for so long as any of the Seller Options remain outstanding, Buyer will use commercially reasonable efforts to cause the shares of Buyer Common Stock issuable upon exercise of the Seller Options to be registered under the Securities Act and to comply with the requirements of Securities Act Rule 428 and Form S-8 with respect thereto, provided, however that the Buyer shall have no obligation to register such shares unless a Form S-8 (or a successor form) is available for such registration pursuant to the provisions of the Securities Act.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE PRINCIPAL STOCKHOLDERS

         Each of the Sellers and the Principal Stockholders hereby, jointly and severally, represents and warrants to the Buyer as follows:

     4.1 ORGANIZATION AND QUALIFICATION OF THE SELLERS. Each of IAS and IAS Products is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. IAS Trust is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of each Seller's Constituent Documents which are attached to SCHEDULE 4.1 hereto, are complete and correct. Each Seller is duly qualified to do business and in good standing as a foreign corporation in each of the jurisdictions identified on SCHEDULE 4.1 and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Sellers taken as a whole.

     4.2 AUTHORITY; NO VIOLATION. Each of IAS and IAS Products have all requisite corporate power and authority to enter into and deliver this Agreement and each Ancillary Document to which it is a party and to carry out the transactions and perform its obligations contemplated hereby and thereby. IAS Trust has all requisite trust power and authority to enter into and deliver this Agreement and each Ancillary Document to which it is a party and to carry out the transactions and perform its obligations contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each Ancillary Document to which the Sellers are a party by the Sellers and all transactions contemplated herein and therein have been duly and validly authorized and approved by all necessary corporate (or in the case of IAS Trust, other appropriate) action of the Sellers. Each such agreement constitutes the legal, valid and binding obligation of the Sellers and the Principal Stockholders, enforceable in accordance with its terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (b) that the remedy of

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

specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Assuming the accuracy of the representations and warranties of the Buyer hereunder, the entering into of this Agreement and the Ancillary Agreements to which it is a party by each Seller and each Principal Stockholder does not, and the consummation by the Seller and the Principal Stockholders of the transactions contemplated hereby and thereby will not: (i) violate the provisions of any federal, state or local Law of the jurisdictions where the Sellers do business; (ii) violate any provision of any Seller's Constituent Documents; (iii) except as set forth on
SCHEDULE 4.2 hereto, breach, result in a default or acceleration of any obligation under, or cause the loss of any right under, any contract, agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which the Sellers and the Principal Stockholders are parties or by which the Sellers and the Principal Stockholders are bound, or to which any Seller's properties (other than the Excluded Assets) are subject; (iv) violate or conflict with any resolution adopted by the Board of Directors or the stockholders of any Seller; (v) violate any legal requirement or Court Order to which any Seller or any Principal Stockholder or any of the assets or properties owned or used by any Seller (other than the Excluded Assets) is subject; or (vi) violate any Governmental Authorization which is held or used by any Seller. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any Governmental Authority except as otherwise provided for in this Agreement.

     4.3 CAPITALIZATION. As of the date hereof, the authorized equity securities of IAS consists of 450,000 shares of Class A Voting Common Stock, having no par value, of which 15,000 shares are issued and outstanding, all of which are validly issued and outstanding in the names of the Persons set forth on Schedule 4.3(a) hereto, and 50,000 shares of Class B Non-voting Common Stock, having no par value, of which no shares are issued and outstanding. As of the date hereof, the authorized equity securities of IAS Products consists of 15,000 shares of Common Stock, having no par value, of which 100 shares are issued and outstanding, all of which are validly issued and outstanding in the names of the Persons set forth on Schedule 4.3(b) hereto. As of the date hereof 30,706,162 shares of beneficial interest in the IAS Trust are issued and outstanding, all of which are validly issued and outstanding in the names of the Persons set forth on Schedule 4.3(c) hereto.

     4.4 SUBSIDIARIES; OTHER INVESTMENTS. Except as set forth on Schedule
4.4, (i) none of the Sellers owns, directly or indirectly, any capital stock or ownership interest of any corporation or other business organization and (ii) none of the Sellers is a partner or participant in any joint venture or partnership of any kind.

     4.5 FINANCIAL STATEMENTS.

         (a) Attached as SCHEDULE 4.5(a) hereto are the unaudited Balance Sheets and Combined Balance Sheets as of December 31, 2000, September 31, 2001, December 31, 2001 and January 31, 2002 (ii) Income Statements and Combined Income Statements for the years ending December 31, 2000 and December 31, 2001, the nine months ending September 31, 2001 and the month ending January 31, 2002, and (iii) Statements of Cash Flows and Combined Statements of Cash Flows for the years ending December 31, 2000 and December 31, 2001, the

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nine months ending September 30, 2001 and the month ended January 31, 2002 of the Sellers (the "SELLERS' UNAUDITED FINANCIAL STATEMENTS"), together with all related compilations, reviews and other reports issued by the Sellers' independent certified public accountants with respect thereto, all of which statements (including the notes thereto) are complete and correct in all material respects and present fairly the assets, liabilities and financial position of the Sellers on the date of such statements, and the results of operations and changes in the financial condition of the Sellers for the periods covered thereby. The Sellers' Unaudited Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods involved and prior periods (except in the case of interim financial statements, for the absence of footnotes and subject to year-end adjustments).

         (b) The books of account of the Sellers for the periods referenced in
Section 4.5(a) are complete and correct in all material respects and have been maintained on a consistent basis.

     4.6 ABSENCE OF UNDISCLOSED LIABILITIES. There are no material liabilities of any nature with respect to the Sellers, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to become due), except: (a) liabilities stated or adequately reserved against on the Base Balance Sheet; (b) liabilities incurred since the Base Balance Sheet Date in the ordinary course of business consistent with past practices which liabilities, to the extent outstanding on the Closing Date, will be reflected on the Closing Balance Sheet; and (c) liabilities disclosed on SCHEDULE 4.6 hereto or otherwise referenced in the Schedules hereto.

     4.7 CONDUCT OF BUSINESS; ABSENCE OF CERTAIN CHANGES. Since the Base
Balance Sheet Date, except as disclosed on Schedule 4.7, the Sellers have conducted their business only in the ordinary course, consistent with prior practices and, whether or not in the ordinary course of business, there has not been any change in the financial condition (including working capital, earnings, reserves, properties, assets or liabilities), of the Sellers which change, by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a Material Adverse Effect upon the Sellers taken as a whole. Without limiting the generality of the foregoing, except as disclosed on SCHEDULE 4.7 hereto, since the Base Balance Sheet Date there has not been:

         (a) any amendment or other modification to the Constituent Documents of the Sellers;

         (b) any sale, lease or other disposition, or any agreement or other arrangement for the sale, lease or other disposition, of any of asset or property of any Seller with a value individually, or in the aggregate, in excess of $50,000, other than in the ordinary course of business consistent with past practice;

         (c) any Encumbrance placed on any of the Purchased Assets which remains in existence on the date hereof;

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         (d) any obligation or liability (other than Retained Liabilities)
incurred by any Seller, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice;

         (e) any entry into Contracts or agreements by any Seller, except contracts made in the ordinary course of business consistent with past practices;

         (f) any entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to any Seller of at least $50,000 including the entry into: (i) any document evidencing any indebtedness; (ii) any capital or other lease; or (iii) any guaranty;

         (g) cancellation, compromise, release or waiver of any debt, claim or right with a value to any Seller in excess of $50,000;

         (h) payment, discharge or satisfaction of any material obligation or liability of any Seller, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long-term liabilities, shown on the Base Balance Sheet (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since the date of the Base Balance Sheet in the ordinary course of business consistent with past practice;

         (i) institution or settlement of any Proceeding before any Governmental Authority relating to any Seller;

         (j) except in the ordinary course of business consistent with past practice, commitment by any Seller to provide services or goods for an indefinite period or a period of more than six (6) months;

         (k) any capital investment, capital expenditure, capital improvement, addition or betterment or commitment to enter into the same in amounts which exceed $50,000 in the aggregate or lease or agreement to lease assets with an annual rental which exceeds $50,000 in the aggregate;

         (l) any damage to or destruction of any Purchased Assets whether covered by insurance or not;

         (m) any intercorporate loan or transfer between any Seller and any Affiliate of any Seller;

         (n) any change in the compensation or other amounts payable or to become payable by any Seller to any of their directors, officers, employees, consultants, representatives or agents; or any change in any bonus, pension or profit sharing payment, entitlement or arrangement made to or with any of such directors, officers, employees, consultants, representatives or agents; or any grant of any loans or severance or termination pay (other than as set forth on SCHEDULE 4.7(n)); entry into or variation of any employment, severance or similar contract with any director, officer, employee, consultant, representative or agent; payment of any bonuses, salaries or other compensation to any shareholder, director, officer, consultant, agent or

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ASSET PURCHASE AGREEMENT                                                Page 24
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sales representative or (except in the ordinary course of business consistent with past practice) employee; or any entrance into or variation of the terms of any employment agreement or consulting agreement or adoption of, or increase in, the benefits under any Employee Benefit Plan;

         (o) any change with respect to the management or supervisory personnel of any Seller;

         (p) any write-downs of the value of any inventory included in the Purchased Assets (including write-downs by reason of shrinkage or mark-down) or write-offs as uncollectible of any notes or accounts receivable included in the Purchased Assets, except for write-downs or write-offs that are in the aggregate less than $50,000 incurred in the ordinary course of business;

         (q) any disposal, sale, assignment, license or lapse of any rights of the Sellers to the use of any Intellectual Property Asset, or (ii) the license or disposal, sale, assignment, or disclosure to any person other than the Buyer of any trade secret or other confidential information of any Seller not theretofore a matter of public knowledge other than pursuant to confidentiality agreements;

         (r) any change in any method of accounting or accounting practice of any Seller except as required by GAAP; or

         (s) any agreement, whether in writing or otherwise, to take any action described in this Section 4.7.

     4.8 PAYMENT OF TAXES.

         (a) The Sellers have filed or caused to be filed with the appropriate Tax Authorities in a timely manner all Tax returns, reports and forms, statements, declarations, claims for refund, and other documents and information with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof ("RETURNS") required to be filed by them with a Tax Authority prior to the date hereof.

         (b) The information reported on such Returns is complete and accurate.

         (c) The Sellers have paid in full on a timely basis all Taxes or made adequate provision in the Sellers' financial statements for all Taxes (whether or not shown on any Return) required to be paid by them (including any Taxes of another Person for which any Seller may have liability pursuant to Treasury Regulation Section 1.1502-6, or any similar provision of state, local, or foreign law, as a transferee or successor, by contract or otherwise).

         (d) There are no Encumbrances for Taxes upon the assets or properties of any of the Sellers other than for Taxes not yet due and payable.

         (e) No deficiencies for Taxes have been claimed, proposed, or assessed in writing or otherwise to the Sellers' knowledge by any Tax Authority or other Governmental Authority with respect to the Sellers, and there are no pending or, to the Sellers' knowledge,

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threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Sellers.

         (f) The Sellers have delivered or made available to the Buyer correct and complete copies of all income tax returns filed by the Sellers since December 31, 1999.

         (g) The Sellers have no examination reports and statements or notices of deficiency asserted, proposed, or assessed against or agreed to by the Seller.

         (h) There are no outstanding Contracts or written waivers with respect to the Sellers extending the statutory period of limitation applicable to any Taxes, and none of the Sellers has requested any extension of time within which to file any Return, which has not yet been filed.

         (i) The Sellers have withheld and timely paid to the appropriate Tax Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third Person.

         (j) IAS Trust and IAS Products have each been validly electing S corporations, within the meaning of Code Sections 1361 and 1362 and for state Tax law purposes, except in those states which do not recognize S corporation status or in which such status does not apply to the respective entity, at all times during their existence, and have each filed all forms and taken all action necessary to maintain such status. IAS has been since January 1, 1997 a validly electing S corporation, within the meaning of Code Sections 1361 and 1362 and for state Tax law purposes, except in those states which do not recognize S corporation status or in which such status does not apply to the respective entity, has since that date been a "qualified subchapter S subsidiary" within the meaning of Code Section 1361(b)(3)(B), and has filed all forms and taken all action necessary to maintain such status. IAS Trust and IAS Products will be validly electing S corporations up to and including the Closing Date and IAS will be a qualified subchapter S subsidiary up to and including the Closing Date. None of the Sellers has, in the past 10 years, (i) acquired assets from another corporation in an transaction in which the acquirer's tax basis for the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary (other than the acquisition by IAS Trust of the Stock of IAS on October 2, 2001.

     4.9 TITLE TO PROPERTIES; ENCUMBRANCES; CONDITION OF PROPERTIES.

         (a) The Purchased Assets do not include any real property. None of the Sellers currently owns, nor has ever owned, real property. Set forth on SCHEDULE 4.9(a) hereto is a listing of all real property leased by any Seller, including a description of the real estate and any Encumbrances on the property (collectively, the "MATERIAL REAL PROPERTY").

         (b) Set forth on SCHEDULE 4.9(b) hereto is a listing of: (i) all machinery, equipment and other tangible personal property with an original cost in excess of $25,000 used or owned by any Seller; and (ii) a listing of all leases under which any Seller leases any personal property requiring annual rental payments in excess of $25,000, together with a list of such

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ASSET PURCHASE AGREEMENT                                                Page 26
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property (collectively, the "MATERIAL PERSONAL PROPERTY"). SCHEDULE 4.9(b)
hereto lists all locations where Material Personal Property is located.

         (c) Except for assets or properties acquired since the Base Balance Sheet Date and set forth on SCHEDULE 4.9(c) hereto, all of the assets and properties of the Sellers are reflected on the Base Balance Sheet (except to the extent not required to be so reflected by GAAP). The only intangible assets and properties owned or used by the Sellers are Intellectual Property Assets described in Section 4.12. The Purchased Assets include all of the assets owned or leased by the Sellers that are used in their business other than the Excluded Assets.

         (d) Each Seller is in compliance with all terms and conditions of each lease of Material Real Property or Material Personal Property and no event has occurred nor, to the Sellers' knowledge, does any circumstance exist that (with or without notice or the passage of time or both) would constitute a material violation or default under any such lease and none of the Sellers has given or received notice of any alleged violation or of any default under any such agreement.

         (e) Each Seller has good title to all of its owned personal property included in the Purchased Assets. None of the Material Real Property or Material Personal Property owned by any Seller is subject to any Encumbrance (other than for taxes not yet due and payable) of any kind against such Seller's rights in such property.

         (f) To the knowledge of the Sellers with respect to the Material Personal Property which is used by any Seller but owned by a third party, there are no Encumbrances (other than for taxes not yet due and payable) of any kind against such third party's rights in such property.

         (g) All buildings, machinery and equipment included in the Purchased Assets are in satisfactory condition, are presently in working order and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put.

         (h) There are no outstanding contracts, agreements or understandings made by any Seller for the construction or repair of any improvements to the Material Real Property that have not been fully paid for.

         (i) None of the Sellers has received any written notice from any insurance carrier of any defects or inadequacies in the Material Real Property, or in any portion thereof, that would adversely affect the insurability thereof or the cost of such insurance, or that requires corrective action. Except as set forth on Schedule 4.09, there are no pending insurance claims of any Seller related to the Material Real Property.

     4.10 COLLECTIBILITY OF RECEIVABLES. All of the accounts receivable, trade accounts, notes receivable, contract receivables, unbilled invoices and other receivables, net of reserves ("RECEIVABLES") of the Sellers shown or reflected on the Base Balance Sheet (other than Receivables the account debtors of which are other Sellers) are, and those to be reflected on the Closing Balance Sheet will be: (a) valid and enforceable claims; (b) which arose out of transactions with unaffiliated parties; and (c) subject to no set-off, defense or counterclaim.

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         4.11 INVENTORIES. All inventories of finished goods and raw materials of the Sellers reflected on the Base Balance Sheet ("INVENTORIES") are, and those to be reflected on the Closing Balance Sheet will be, of a quantity and quality normally salable in the ordinary course of business at commercially reasonable prices and, to the extent of a type previously sold, consistent with the Sellers' prior experience, except to the extent of the obsolete inventory reserve in the amount shown on the Base Balance Sheet or to be shown on the Closing Balance Sheet. All Inventories are valued on a lower of cost or market basis and in accordance with the Sellers' normal valuation methods and policies, consistently applied, which methods and policies are in accordance with GAAP. Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices in excess of current market prices. Except as set forth on SCHEDULE 4.11 hereto, since the date of the Base Balance Sheet, no Inventories have been sold or disposed of except through sales in the ordinary course of business at prices no less than prevailing market prices and in no event less than cost.

     4.12 INTELLECTUAL PROPERTY ASSETS.

         (a) The Sellers: (i) own all right, title and interest in and to, free and clear of all Encumbrances; or (ii) license or otherwise possess legally valid and enforceable rights to use, each of the Intellectual Property Assets, and, in each case of clause (i) or (ii), the Sellers may transfer such rights as contemplated by this Agreement. The Sellers have made all filings and recordations which are commercially reasonable to protect and maintain its interest in the Intellectual Property Assets except where the failure to so protect or maintain does not relate to a material Intellectual Property Asset. The Intellectual Property Assets included in the Purchased Assets include all the intellectual property rights owned or licensed by any of the Sellers and used in the ordinary course of their business and necessary for Buyer to (i) operate the business consistent with past practice; and (ii) deliver existing products and services and the products and services under development set forth on SCHEDULE 4.12(a) hereto to customers, free of Encumbrances

         (b) SCHEDULE 4.12(b) hereto contains a true, correct and complete list of all contracts, agreements or understandings relating to the Intellectual Property Assets to which any Seller is a party or by which any Seller is bound. Other than as set forth on SCHEDULE 4.12(b), none of the Sellers is or will be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach or violation of any agreement listed on
SCHEDULE 4.12(b). Each license of Intellectual Property Assets listed in
SCHEDULE 4.12(b) is valid, subsisting, and enforceable, and shall continue in effect on its current terms upon consummation of the transactions contemplated by this Agreement.

         (c) SCHEDULE 4.12(c) hereto contains a true, correct and complete list of all issued patents and patent applications. All such issued patents and patent applications are valid and subsisting and all maintenance fees, annuities and the like have been paid and, to the knowledge of the Sellers, none of such patents or patent applications is infringed or has been challenged or threatened in any way by any Person.

         (d) SCHEDULE 4.12(d) hereto contains a true, correct and complete list of:

                      (i)      all registered Marks;

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                      (ii)     all such Marks are valid and subsisting;

                      (iii) to the knowledge of the Sellers, none of such Marks is infringed;

                      (iv) none of such Marks has been challenged or threatened in any way by any Person, and no claims are pending or threatened against the use by any Seller of such Marks in their business as currently conducted;

                      (v) to the extent that Sellers have determined in the ordinary course of their operations that marking is useful, all materials encompassed by such Marks have been marked with appropriate trademark and registration notices; and

                      (vi) all uses of such Marks are in conformance with applicable statutory and common law.

         (e) SCHEDULE 4.12(e) hereto contains a true, correct and complete list of:

                      (i)      all registered Copyrights;

                      (ii)     all such Copyrights are valid and enforceable;

                      (iii) to the knowledge of the Sellers, none of such Copyrights is infringed or has been challenged or threatened in any way;

                      (iv) no claims are pending or threatened against the use by the Sellers of any writings or other expressions used in their business as currently conducted or as proposed to be conducted; and

                      (v) to the extent that Sellers have determined in the ordinary course of their operations that marking is useful, all works encompassed by the Copyrights have been marked with appropriate copyright notices.

         (f) Except as set forth on SCHEDULE 4.12(f) hereto, the Sellers have taken commercially reasonable precautions to protect the confidentiality and value of their Trade Secrets. Except to the extent described on Schedule 4.12(f), to the knowledge of the Sellers, the Trade Secrets have not been used, divulged or appropriated either for the benefit of any Person (other than the Sellers) or to the detriment of the Sellers. None of the Trade Secrets is subject to any material adverse claim or, to the knowledge of the Sellers, has been challenged or threatened in any way.

         (g) None of the products or technology used, sold, offered for sale or licensed or proposed for use, sale, offer for sale or license by the Sellers, including those products and services under development set forth under SCHEDULE 4.12(a) hereto, infringes any proprietary rights owned, possessed or used by any Person nor is any claim pending or threatened alleging such infringement.


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         (h) To the knowledge of the Sellers, no Intellectual Property Asset is subject to any outstanding Court Order, Proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by the Sellers. Except as set forth on Schedule 4.12(h), none of the Sellers has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property Asset.

         (i) Except as set forth on Schedule 4.12(i), all All employees, contractors, agents and consultants of the Sellers have executed a nondisclosure and assignment of inventions agreement in the form attached to SCHEDULE 4.12(i) hereto to protect the confidentiality and to vest in the Sellers exclusive ownership of such Intellectual Property Assets. Except as set forth on Schedule 4.12(i), to the knowledge of the Sellers, no employee, former employee, contractor, agent or consultant of any Seller has used any Trade Secrets or other confidential information of any other person in the course of their work for any Seller. The Sellers have written or oral agreements with employees, contractors, agents or consultants with respect to the ownership of the Intellectual Property Assets created by them as a result of which any such employee, contractor, agent or consultant may have exclusive or nonexclusive rights to the portions of the Intellectual Property Assets so created by such individual.

         (j) To the knowledge of the Sellers, no officer, employee, contractor, agent or consultant of any Seller is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee, contractor, agent or consultant to be employed or engaged by any Seller because of the nature of the business conducted or to be conducted by such Seller or relating to the use of Trade Secrets or proprietary information of others, and to the Sellers' knowledge, the continued employment or retention of its officers, employees, contractors, agents or consultants does not subject the Seller to any liability with respect to any of the foregoing matters in connection with the Sellers' business as currently conducted or proposed to be conducted.

         (k) Except as set forth on Schedule 4.12(k), none of the Sellers has deposited, or is obligated to deposit, any source code regarding its products into any source code escrows or similar arrangements and none of the Sellers is under any contractual or other obligation to disclose the source code or any other material proprietary information included in or relating to its products.

     4.13 CONTRACTS AND COMMITMENTS.

         (a) SCHEDULE 4.13(a) contains a complete and accurate list, and the Sellers have delivered to Buyer true, correct and complete copies, of:

                      (i) each Contract involving remaining payments of at least $50,000 that involves performance of services or delivery of goods or materials by any Seller;

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                      (ii)     each Contract involving remaining payments of at
                               least $50,000 that involves performance of services or delivery of goods or materials to any Seller;

                      (iii) each Contract obligating any Seller to purchase of all or substantially all of its requirements of a particular product from a supplier;

                      (iv) each Contract or plan of any Seller, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                      (v) each Contract for joint marketing, teaming or development to which any Seller is a party;

                      (vi) each Contract with any dealer, franchiser, original equipment manufacturer, value-added reseller, or manufacturer's representative to which any Seller is a party;

                      (vii) each Contract involving payments or other obligations in excess of $25,000 pertaining to the Sellers' maintenance or support of its products, services or supplies;

                      (viii) each Contract for the sale of any Seller's products not made in the ordinary course of business;

                      (ix) each Contract with any sales agent or distributor of products of the Sellers;

                      (x) each Contract for a license (other than off-the-shelf, fully paid up, shrink wrap software licenses) or franchise (as licensor or licensee or franchisor or franchisee) to which any Seller is a party;

                      (xi) each Contract involving any arrangement or obligation with respect to the return of any Seller's products other than on account of a defect in condition, or failure to conform to the applicable Contract;

                      (xii) each Contract between any Seller and the United States government;

                      (xiii) each Contract which is material to the assets or business of the Sellers;

                      (xiv) each lease, license and other Contract affecting any leasehold or other interest in any Material Real Property or Material Personal Property to which any Seller is a party;

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                      (xv)     each licensing agreement or other Contract to
                               which any Seller is a party with respect to Intellectual Property Assets, including agreements with current or former employees, consultants or contractors regarding the use or disclosure of any Intellectual Property Assets;

                      (xvi) each Contract to which any Seller is a party containing covenants that in any way purport to restrict the business activity of any Seller or any of the employees of any Seller or limit the freedom of any Seller or any of the employees to engage in any line of business or to compete with any Person or hire any Person;

                      (xvii) each agreement between any Seller and an officer or director of any Seller or any Affiliate of any of the foregoing;

                      (xviii) each power of attorney granted by any Seller that is currently effective and outstanding;

                      (xix) each Contract for capital expenditures by any Seller in excess of $50,000;

                      (xx) each agreement of any Seller containing restrictions with respect to the payment of dividends or other distributions in respect of its capital stock;

                      (xxi) each stock purchase, merger or other similar agreement pursuant to which any Seller acquired any material assets (other than capital expenditures), and all relevant documents and agreements delivered in connection therewith;

                      (xxii) each other agreement to which any Seller is a party having an indefinite term or a fixed term of more than one (1) year (other than those that are terminable at will or upon not more than thirty (30) days' notice by any Seller without penalty) or requiring payments by any Seller of more than $50,000 per year; and

                      (xxiii) each standard form of agreement pursuant to which any Seller provides services or goods to customers.

         (b) Each of the Contracts listed on SCHEDULE 4.13(a) hereto (the "MATERIAL CONTRACTS") is valid, binding and enforceable against such Seller and, to the knowledge of the Sellers, against the other parties thereto (except; (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought); each Seller is in full compliance with all terms and conditions of each Material Contract to which it is a party; and, except as set forth on SCHEDULE

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4.13(b) hereto, no event has occurred or circumstance exists that (with or without notice or the passage of time or both) would constitute a material violation of or default under such Material Contract by such Seller or, to the knowledge of the Sellers, by the other party or parties thereto, and such Seller has not given or received notice of any alleged violation of or default under any such Material Contract. Except as listed on Schedule 4.13(b)(1) hereto, neither the execution and delivery of this Agreement by any Seller nor the consummation or performance by any Seller or the transactions contemplated hereby will, directly or indirectly, with or without notice or lapse of time or both give rise to a right of termination, cancellation or acceleration or require the consent, authorization or approval of or any notice to or filing with any third Person under any Material Contract included among the Purchased Assets. Except as described in SCHEDULE 4.13(b)(2) hereto, none of the Sellers has received prepayments of any kind on any Material Contract.

         (c) Since September 30, 2001, none of the Sellers has experienced any termination, cancellation, limitation or modification or change in any business relationship with any material supplier or customer, and none of the Sellers has received notice or otherwise has knowledge that any material customer or supplier intends to cease, or materially reduce or change the terms of, doing business with any Seller or to terminate any agreement with any Seller where such action has had or would have a Material Adverse Effect upon the Sellers taken as a whole. SCHEDULE 4.13(c) hereto lists every material customer or supplier of the Sellers and the amount of business with that customer between January 1, 2000 and December 31, 2001 For purposes hereof, "material customers" mean the top 10 customers of the Sellers based upon revenue recognized since January 1, 2000. For purposes hereof, "material suppliers" mean the top 5 suppliers to the Sellers based upon expenses incurred or accrued since January 1, 2000.

         (d) The aggregate of all outstanding purchase orders issued by the Sellers with respect to their business (including all contracts or commitments for the purchase by the Sellers of materials or other supplies) is not materially more than the purchase order amount set forth on SCHEDULE 4.13(d) hereto. All such purchase commitments were made in the ordinary course of business.

     4.14 EMPLOYEES. SCHEDULE 4.14 hereto sets forth a true and complete list of: (a) all employees of the Sellers currently or since January 1, 2000; and (b) all technical and business consultants and independent contractors retained by the Sellers currently or since December 1, 2000. Also shown on
SCHEDULE 4.14 is the name, job title, base salary (or base rate of compensation), bonus, vacation accrued, and service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plan of any nature for each persons listed on SCHEDULE 4.14.

     4.15 LABOR AND EMPLOYEE RELATIONS.

         (a) Complete and accurate copies of all written employment and consulting agreements of the persons required to be listed on SCHEDULE 4.14 to which any Seller is a party have been made available to the Buyer.

         (b) Except as shown on SCHEDULE 4.15(b) hereto: (i) none of the employees of any Seller are covered in their employment with any Seller by any collective bargaining

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agreement with any trade or labor union, employees' association or similar association or any industry-wide labor agreement; (ii) no labor organization or group of employees has made a pending demand for recognition;
(iii) there are no labor representation questions involving any Seller; and (iv) there is no organizing activity involving any Seller pending by any labor organization or group of employees. There are no representation elections, arbitration proceedings, labor strikes, slowdowns or stoppages, material grievances or lockouts pending, or to the knowledge of Sellers, threatened, with respect to the employees of any Seller, nor has any Seller experienced any work stoppage or other material organized labor difficulty during the three (3) years immediately preceding the date of this Agreement.

         (c) Except as set forth on SCHEDULE 4.15(c) hereto, the Sellers have complied in all material respects with all applicable Laws of each relevant jurisdiction relating to the employment of labor, including, without limitation, those relating to dismissal, redundancy, minimum notice, wages, hours, unfair labor practices, discrimination, civil rights, plant closings, immigration and the collection and payment of social security and similar taxes.

         (d) Except as set forth on SCHEDULE 4.15(d) hereto, there are no complaints that have been served to any Seller and, to the Sellers' knowledge, there are no other complaints, proceedings, investigations or charges against any Seller pending or threatened before any Governmental Authority, by or on behalf of any employee or former employee of any Seller.

         (e) Except as set forth on SCHEDULE 4.15(e) hereto, the Sellers have paid in full (or accrued for payment in full) to its employees, agents and contractors all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them. None of the Sellers has or will have on the Closing Date, any contingent liability for sick leave, vacation time, holiday pay, severance pay or similar items, whether arising as a matter of law, labor agreement, or otherwise, other than as set forth on the Base Balance Sheet or arising after the date thereof in the ordinary course of business consistent with past practices and set forth on the Closing Estimated Balance Sheet. Except as set forth in SCHEDULE 4.15(e) hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or at law.

         (f) Except as set forth on SCHEDULE 4.15(f) hereto, since January 1, 2000 there has not been any fine or penalty imposed or asserted against any Seller under any laws (whether national, regional or local) of any applicable jurisdiction relating to employment, immigration or occupational safety matters.

     4.16 EMPLOYEE BENEFITS.

         (a) SCHEDULE 4.16(a) hereto lists each Employee Benefit Plan.

         (b) There are no agreements or commitments of any Seller, whether or not legally binding, to create any additional Employee Benefit Plan not listed on SCHEDULE 4.16(a) hereto. Except as set forth on SCHEDULE 4.16(a) hereto or reserved against on the Base Balance Sheet or arising in the ordinary course of business since September 30, 2001 and reflected on the Estimated Closing Balance Sheet, there are no Employee Benefit Plans for which any Seller has

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any liability, contingent or otherwise, either for funding, benefit payments, withdrawal or termination liability, or otherwise. For any Employee Benefit Plan for which a liability exists, the liability is identified on
SCHEDULE 4.16(a).

         (c) The Sellers have delivered or made available to the Buyer or its counsel prior to the date hereof true and complete copies of: (i) plan instruments and amendments thereto for all Employee Benefit Plans (or written summaries of any Employee Benefit Plans that are unwritten) and, if applicable, related trust agreements, insurance and other contracts, summary plan descriptions, and summaries of material modifications, and material communications distributed to the participants of each Employee Benefit Plan;
(ii) to the extent annual reports on Form 5500 are required to be filed with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed; and (iii) where applicable, the most recent (A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports, and (D) nondiscrimination and coverage tests performed under the Code (including 401(k), 401(m) and 410(b) tests) for each Employee Benefit Plan.

         (d) None of the Sellers has or has ever had an ERISA Affiliate. "ERISA AFFILIATE" means any entity (whether or not incorporated) other than Sellers that, together with the Sellers, is a member of: (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code; or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

         (e) None of the Sellers maintains or has ever maintained or contributed to an Employee Benefit Plan subject to Title IV of ERISA (including a multiemployer plan) and none of the Employee Benefit Plans is a "multiple employer plans" as described in Section 3(40) of ERISA or Section 413(e) of the Code. To the knowledge of the Sellers, no facts exist under which any Seller could be reasonably expected to incur any liability under Title IV of ERISA.

         (f) With respect to each Employee Benefit Plan: (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could be reasonably expected to subject the Buyer or any Seller, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code; and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, for whose conduct any Seller could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

         (g) Each Employee Benefit Plan which is a "welfare plan" within the meaning of Section 3(1) of ERISA and which provides health, disability or death benefits is fully insured; none of the Sellers is obligated to directly pay any such benefits or to reimburse any third Person payor for the payment of such benefits.

         (h) Each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and which is subject to Sections 201, 301 or 401 of ERISA has received a favorable determination letter or is the subject

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of an opinion letter from the Internal Revenue Service covering all amendments required by the Tax Reform Act of 1986 and prior legislation and there are no circumstances that could reasonably be expected to result in revocation of any such favorable determination letter. Except as noted on
SCHEDULE 4.16(a) hereto, no Pension Plan has assets other than securities listed on a public exchange, mutual fund shares registered under federal law, publicly traded debt or government debt instruments, or participant loans extended in accordance with terms of the relevant Employee Benefit Plan. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable Laws, Court Orders or governmental rules and regulations currently in effect with respect thereto, and by its terms can be amended and/or terminated at any time. As of and including the Closing Date, the Sellers: (i) shall have performed all material obligations required to be performed by it under, and shall not be in material default under or in material violation of any Employee Benefit Plan; and (ii) shall have made all contributions or payments required to be made by it up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals (including accruals for 401(k) match, if any) therefor will have been provided for on the Sellers' Unaudited Financial Statements and will be reflected on the financial statements provided to the Buyer by the Seller pursuant to Section 8.3 below. All notices, filings and disclosures required by ERISA or the Code (including notices under Section 4980B of the Code and certifications under the Health Insurance Portability and Accountability Act) have been timely made.

         (i) None of the Sellers has received notice of or is aware of any Proceeding (other than routine claims for benefits) pending or, to the knowledge of Sellers, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and there are no facts that could reasonably be expected to give rise to any such Proceeding.

         (j) There are no complaints, charges or claims against any Seller pending or threatened to be brought by or filed with any Governmental Authority and no facts exist as a result of which any Seller could reasonably be expected to have any liability based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Sellers as an independent contractor or "leased employee" (within the meaning of Section 414(n) of the Code) rather than as an employee.

         (k) SCHEDULE 4.16(k) hereto sets forth a true and complete list of each current or former employee, officer or director of the Sellers who holds: (i) any option to purchase any Seller's Common Stock (or interests in a trust holding shares of any Seller's Common Stock), together with the number of shares of such Seller's Common Stock (or trust interests) subject to such option, the option price of such option (to the extent determinable), the vesting schedule of any such option, the portion of such option which is vested, the portion of the option which is unvested, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of such option; (ii) any shares of Seller's Common Stock that are restricted as a result of an agreement with any Seller or any stock plan of any Seller; and (iii) any other right, directly or indirectly, to receive Seller's Common Stock (or trust interests) or any other compensation based in whole or in part on the value of Seller's Common Stock (or trust interests), together with the number of shares of Seller's Common Stock (or trust interests) subject to such right.

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         (l) SCHEDULE 4.16(l) hereto sets forth a true and complete list of: (i)
all agreements with consultants obligating the Seller to make annual cash payments in an amount exceeding $50,000; and (ii) all agreements of any Seller with respect to the services of independent contractors or leased employees who are individuals or individuals doing business in a corporate form whether or not they participate in any of the Employee Benefit Plans.

         (m) Except as set forth on Schedule 4.16(m) hereto, the consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (A) entitle any employee or former employee of any Seller to any payment, (B) result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee or former employee of any Seller, or (C) result in any parachute payment to any employee of any Seller under Section 280G of the Code, whether or not such payment is considered reasonable compensation for services rendered.

         (n) No Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (through insurance or otherwise) with respect to any employee or former employee of any Seller beyond their retirement or other termination of service other than: (i) coverage mandated by applicable Law; (ii) retirement or death benefits under any Pension Plan; (iii) disability benefits under any welfare plan that have been fully provided for by insurance or otherwise; (iv) deferred compensation benefits accrued as liabilities on the consolidated books of the Sellers; or (v) benefits in the nature of severance pay.

         (o) No Employee Benefit Plan, other than a Pension Plan, is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

         (p) Except as set forth on SCHEDULE 4.16(p) hereto, none of the Sellers has proposed, agreed to or announced any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) or to change any employee coverage which would, in either case, cause an increase in the expense of maintaining any such plan, except as a result of a change in applicable law.

     4.17 ENVIRONMENTAL MATTERS.

         (a) Except as disclosed on SCHEDULE 4.17(a) hereto, any Hazardous Materials used or generated by any Seller have always been and are being generated, used, stored, treated and disposed on and at any Environmental Site in compliance in all material respects with all applicable Laws, Court Orders, Government Authorizations, including Environmental Laws. The Sellers are in compliance in all material respects with all Environmental Laws.

         (b) Except as set forth on SCHEDULE 4.17(b)hereto, none of the Sellers has become subject to Court Order, or has received, or, to the knowledge of the Sellers, become subject to any written claim, notice, complaint or request for information from any Governmental Authority of the United States or other relevant Governmental Authority or any private party: (i) alleging violation of or noncompliance with any Environmental Law; (ii) asserting potential liability under any Environmental Law; or (iii) requesting investigation or clean-up of any Environmental Site under any Environmental Law.

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         (c) Except as disclosed in SCHEDULE 4.17(c) hereto, no Hazardous
Materials used or generated by any Seller, its present and former Affiliates, or, to its knowledge, any predecessors-in-interest to any Seller, have ever been, are being, or are intended to be or are threatened with being spilled, released, discharged, disposed, placed, leaked, or otherwise caused to become located in the air, soil or water in, under or upon an Environmental Site or any land adjacent thereto in material violation of any Environmental Law. The Sellers have provided the Buyer with copies of all notices filed pursuant to any Environment Law.

         (d) Except as disclosed in SCHEDULE 4.17(d) hereto, no Hazardous Materials have ever been shipped by or for the Sellers, their present and former Affiliates, or, to the knowledge of the Sellers, any predecessor-in-interest to any Seller, to other sites or facilities for treatment, storage or disposal, and none of the Sellers has received any notice that any sites or facilities to which any such wastes have been shipped or sent to are subject to or threatened to become subject to any governmental response action or clean up order. The Sellers have provided the Buyer with access to copies of all manifests, bills of lading and other receipts or evidence documenting disposal or recycling of Hazardous Materials.

         (e) Except as set forth on SCHEDULE 4.17(e) hereto, none of the Sellers, their present and former Affiliates or to the knowledge of any Seller, any predecessor-in-interest to the Sellers, has treated, stored for more than ninety (90) days, disposed of or recycled any Hazardous Materials on any Environmental Site nor has anyone else, during the period any Seller or any present or former Affiliate of any Seller has occupied any Environmental Site, treated, stored for more than ninety (90) days, disposed of or recycled any of the foregoing on any Environmental Site.

         (f) Except as disclosed in SCHEDULE 4.17(f) hereto, Hazardous Materials have been collected, managed, recycled, shipped and disposed by the Sellers and their present and former Affiliates in accordance with all Environmental Laws.

         (g) All of any Seller's underground tanks and other storage facilities for Hazardous Materials located at any Environmental Site are disclosed in
SCHEDULE 4.17(g) hereto and, to the knowledge of the Sellers, no other underground tanks or other storage facilities for Hazardous Materials have been located on an Environmental Site and copies of all notifications made to federal, state or local authorities pursuant to Environmental Laws relating to underground storage tanks have been provided to the Buyer. As of the date hereof, none of such tanks and other underground storage facilities are in violation of any Environmental Law in any respect.

         (h) None of the Sellers produces, purchases or uses in its products, or purchases or uses any material, part, component or subassembly incorporated into its products, containing any chemical or other material to which local packaging and/or disclosure laws apply except as set forth on SCHEDULE 4.17(h) hereto.

         (i) There are no Encumbrances under Environmental Laws on any Environmental Site chargeable against the rights of the Sellers with respect to their businesses or on any Purchased Assets and, to the knowledge of the Sellers, no government actions have been taken or are in process which could subject any Environmental Site or any such Purchased

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Assets to such encumbrances, and the Sellers would not be required to place any notice or restriction relating to Hazardous Materials at any Environmental Site in any deed to such property except as set forth on SCHEDULE 4.17(j) hereto.

         (j) The Sellers have made available to the Buyer all environmental audits, assessments, questionnaires or studies within the possession of the Sellers with respect to the Sellers' facilities or any Environmental Site and the results of sampling and analysis of any asbestos, air, soil, or water, including ground and surface water, undertaken with respect to its facilities or any Environmental Site.

         (k) Except as disclosed on SCHEDULE 4.17(k) hereto, each Seller is in compliance with all federal and state worker safety laws and requirements, including, but not limited to, applicable requirements under the Occupational Safety and Health Act.

     4.18 GOVERNMENT AUTHORIZATIONS/COMPLIANCE WITH LAWS.

         (a) Each Seller holds all Government Authorizations which are required to own its properties and assets and to permit it to conduct its businesses as presently conducted. All such Government Authorizations are listed on SCHEDULE
4.18 hereto, together with the applicable expiration date. All such Governmental Authorization are now, and, will be at the Closing, valid and in full force and effect. Except as described on SCHEDULE 4.18 hereto, the Buyer shall have full benefit of the same. No proceeding is pending or, to the knowledge of the Seller, threatened seeking the revocation or limitations of any Government Authorization.

         (b) Each Seller is in compliance in all material respects with all applicable Laws, Court Orders and Governmental Authorizations affecting the assets or properties owned or used by such Seller or the business or operations of such Seller. Each Seller has not been charged with violating, or to the knowledge of the Sellers, threatened with a charge of violating, nor, to the Sellers' knowledge, is any Seller under investigation with respect to a possible violation of, any applicable Law, Court Order or Governmental Authorization relating to any of its or their assets or properties or any aspect of its or their business.

     4.19 WARRANTY OR OTHER CLAIMS. Except as set forth on SCHEDULE 4.19(a) hereto, none of the Sellers knows of any existing or threatened claims, or any facts upon which a claim is likely to be asserted against it, for services or merchandise which are defective or fail to meet any service or product warranties. None of the Sellers has any liability or obligation for any claims for services or merchandise which are defective or fail to meet any service or product warranties in excess of reserves therefor reflected on the Base Balance Sheet or to be reflected on the Closing Balance Sheet.

     4.20 LITIGATION. Except for matters described in SCHEDULE 4.20 hereto, there is no Proceeding pending (or, to the knowledge of the Sellers, threatened) against or otherwise naming any of the Sellers or to the Sellers' knowledge any of the officers, directors, former officers or directors, employees, shareholders or agents of any of the Sellers (in their capacities as such), and there are no outstanding Court Orders to which any of the Sellers is a party or issued against any of the Sellers by which any of the Purchased Assets are bound, any of which: (i) question this Agreement or any Ancillary Agreements or any action to be taken hereby or thereby or

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affect the transactions contemplated hereby or thereby; (ii) materially restrict the present business properties, operations, prospects, assets or condition, financial or otherwise, of any of the Sellers; or (iii) will result in any Material Adverse Effect upon the Sellers taken as whole.

     4.21 BORROWINGS AND GUARANTEES. Except as shown on SCHEDULE 4.21 hereto, there are no agreements or undertakings pursuant to which Sellers, either singly or together: (a) are borrowing or are entitled to borrow any money; (b) are lending or have committed themselves to lend any money; or (c) are a guarantor or surety with respect to the obligations of any Person. Complete and accurate copies of all such written agreements have been delivered to the Buyer and are attached to SCHEDULE 4.21 hereto.

     4.22 INSURANCE.

         (a) The Sellers maintain: (i) insurance on all of their property (including leased or owned real or personal property) that insures against loss or damage by fire or other casualty (including extended coverage); and (ii) insurance against liabilities, claims and risks of a nature and in the amounts set forth on SCHEDULE 4.22.

         (b) SCHEDULE 4.22 hereto contains a complete and correct list of all policies of insurance maintained by or on behalf of the Sellers (including insurance providing benefits for employees) in effect on the date hereof, together with complete and correct information with respect to the premiums, coverages, insurers, expiration dates, and deductibles in respect of such policies. The policies listed on SCHEDULE 4.22 hereto provide sufficient coverage to enable the Sellers to comply with all requirements of Law and all agreements to which any of them is subject. SCHEDULE 4.22 hereto also sets forth all other insurance policies in effect at any time during the last two full fiscal years and the current fiscal year, under which the Sellers may currently be entitled to give notice or otherwise assert a claim.

         (c) Except for amounts deductible under the policies of insurance described on SCHEDULE 4.22 hereto or with respect to risks assumed as a self-insurer and described on such schedule, none of the Sellers is or has been, subject to any liability as a self-insurer of the business or assets of the Seller.

         (d) Except as set forth on SCHEDULE 4.22 hereto, there are no claims pending under any of said policies, or disputes with insurers, and all premiums due and payable thereunder have been paid, and all such policies are in full force and effect in accordance with their respective terms. SCHEDULE 4.22 hereto also sets forth the insurance claims expenses of the Seller for the last two full fiscal years and the current fiscal year. No notice of cancellation or termination has been received with respect to any such policy and to the knowledge of the Seller there is no basis upon which the insurance company would have the right to terminate any such policy during the policy term and no notice relating to non-renewal, reduction of coverage or increase in premium has been received by any Seller with respect to any such policy. None of the Sellers has been refused any insurance, nor has its coverage been limited by any insurance carrier with which it has applied for any such insurance or with which it has carried insurance. None of the Sellers has any knowledge of any insurance carrier's insolvency or inability to perform its obligations or pay any claims pursuant to any of the insurance policies maintained by any Seller.

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         (e) Except as set forth on SCHEDULE 4.22 hereto, none of the Sellers has any current or prior insurance policy that remains subject to a retrospective adjustment of the premiums payable thereunder.

     4.23 CORPORATE BOOKS, RECORDS AND ACCOUNTS.

         (a) The minute books and stock records of the Seller accurately record all action taken by the stockholders, board of directors and committees thereof of the Sellers, and all issuances and transfers of capital stock of the Sellers. Complete and accurate copies of all minute books and stock records of the Sellers have been delivered to or made available for inspection by Buyer.

         (b) The books, records and accounts of the Sellers fairly and accurately reflect transactions and dispositions of assets by the Sellers, and the system of internal accounting controls of the Sellers is sufficient to assure that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     4.24 FINDER'S FEE. Except for fees payable to U.S. Bancorp Piper
Jaffrey, neither the Sellers, the Principal Stockholders nor their agents has incurred or become liable for any broker's commission or finder's fee or agent's commissions or financial advisory services or other similar payments relating to or in connection with the transactions contemplated by this Agreement.

     4.25 TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth on
SCHEDULE 4.25 hereto, no shareholder, Affiliate, officer, director or employee of any Seller, nor any spouse or child of any of them or any Person associated with any of them ("RELATED PERSON"), has, in a capacity other than as shareholder, Affiliate, officer, director or employee, any interest in any assets or properties used in or pertaining to the business of any Seller. None of the shareholders, Affiliates, officers or directors of any Seller nor, to the Sellers' knowledge, any employee of any Seller or any Related Person has owned, directly or indirectly, and whether on an individual, joint or other basis, any equity interest or any other financial or profit interest in a Person (other than less than two percent (2%) of the outstanding capital stock of a Person subject to the reporting requirements of the Securities Exchange Act of 1934, as amended) that has: (a) had business dealings with the Seller; or (b) engaged in competition with any Seller. None of the shareholders, Affiliates, officers or directors of any Seller or any Related Person has owned, directly or indirectly, and whether on an individual, joint or other basis, any equity interest or any other financial or profit interest in excess of 10% of the aggregate equity interest or any other financial or profit interest in a Person that has: (i) had business dealings with any Seller; or (ii) engaged in competition with any Seller. Except as set forth on SCHEDULE 4.25, no shareholder, Affiliate, officer, director or employee of the Seller nor, to the Sellers' knowledge, any Related Person is a party to any Contract with, or has any claim or right against, or owes any amounts to, any Seller.

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ASSET PURCHASE AGREEMENT                                                Page 41
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     4.26 ABSENCE OF SENSITIVE PAYMENTS. None of the Sellers has, and to the
knowledge of the Sellers, none of any Seller's directors, officers, agents, stockholders or employees or any other person associated with or acting on behalf of any Seller have:

         (a) made or agreed to make any solicitations, contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such solicitation, contribution, payment or gift was or is illegal under the Laws of any applicable jurisdiction or prohibited by the policy of such Seller or of any of their suppliers or customers;

         (b) established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

         (c) made or agreed to make any contribution or expenditure, or reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether national, regional or local where such contributions were or would be a violation of applicable law.

     4.27 INVESTMENT INTENT. The Sellers and the Principal Stockholders are purchasing or acquiring the Purchase Shares for their own account for investment and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. The Sellers and Principal Stockholders hereby consent to the imposition of a legend substantially similar to the following on the certificate(s) for the Purchase Shares and agree to abide by the restrictions contained therein:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred or assigned unless such shares are registered under the Securities Act or an opinion of counsel, acceptable to the Corporation, is obtained to the effect that such sale, transfer or assignment is exempt from the registration requirements of the Securities Act."

     4.28 RESTRICTED SECURITIES. The Sellers and the Principal Stockholders understand that the Purchase Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Sellers' and the Principal Stockholders' investment intent as expressed herein. Subject to the provisions of Section 7.3 below, the Sellers and the Principal Stockholders acknowledge that the Purchase Shares, when received, shall be "restricted securities" within the meaning of Rule 144 promulgated pursuant to the Securities Act ("Rule 144") and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Furthermore, the Sellers and the Principal Stockholders acknowledge that once the Purchase Shares are registered under the Securities Act pursuant to Section 7.3 below for so long as such Registration Statement is effective and the Buyer has not suspended the use of the Registration Statement, the shares may be sold under such Registration Statement only if the applicable prospectus delivery requirements under the Securities Act are satisfied.

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ASSET PURCHASE AGREEMENT                                                Page 42
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     4.29 PAYABLES. There has been no Material Adverse Effect upon any
Seller since the date of the Base Balance Sheet in connection with the amount or delinquency of accounts payable of any Seller (either individually or in the aggregate).

     4.30 COPIES OF DOCUMENTS. Complete and correct copies of any underlying documents listed or described in this Article IV or any schedules delivered pursuant to this Article IV, together with all amendments, renewals and modifications related thereto, have been delivered to Buyer to the extent requested by Buyer.

     4.31 SUFFICIENCY. Following the Closing, by means of the transfer of the Purchased Assets, Buyer will own, license or otherwise have use of all of the assets reasonably necessary to operate the Sellers' business in substantially the same manner operated by Sellers, except for the Excluded Assets.

     4.32 DISCLOSURE OF MATERIAL INFORMATION. No representation or warranty of the Sellers and Principal Stockholders contained in this Article IV omits to state a material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BUYER


     Buyer hereby represents and warrants to the Sellers as follows:

     5.1 ORGANIZATION OF BUYER. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

     5.2 AUTHORIZATION OF TRANSACTION. The Buyer has all requisite corporate power and authority to enter into and deliver this Agreement and each Ancillary Document to which it is a party and to carry out the transactions and perform its obligations contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which Buyer is a party by Buyer and all transactions contemplated herein and therein have been duly and validly authorized and approved by all necessary action, corporate or otherwise, of Buyer, and each such agreement is the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     5.3 NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS.

         (a) Neither the execution, delivery or performance of this Agreement nor the Ancillary Agreements to which the Buyer is a party, nor the performance of the transactions contemplated hereby and thereby, will: (i) constitute a breach or violation of the Buyer's Constituent Documents; (ii) require any consent, approval or authorization of or declaration,

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filing or registration with any person other than a Governmental Authority described in paragraph (b) below; (iii) conflict with or constitute
(with or without the passage of time or the giving of notice) a breach of, or default under any debt instrument to which the Buyer is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any material right; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other material agreement, instrument or obligation to which the Buyer is a party or by which it or its assets are bound; or (v) result in a violation of any Law or Court Order applicable to the Buyer or its business or assets, except where such breach, violation, default, failure to obtain any consent, approval, authorization or declaration, or make any filing or registration would not, either individually or in the aggregate, have a Material Adverse Effect upon the Buyer or materially impair or preclude the Buyer's ability to consummate the transactions contemplated by this Agreement.

         (b) The execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Buyer is a party and the transactions contemplated hereby and thereby by the Buyer do not require the consent, waiver, approval, authorization, exemption of or giving of notice by the Buyer to any Governmental Authority, except for those: (i) provided for in this Agreement; and (ii) which would not, either individually or in the aggregate, have a Material Adverse Effect upon the Buyer or materially impair or preclude the Buyer's ability to consummate the transactions contemplated by this Agreement.

     5.4 REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished to the Seller complete and accurate copies, as amended or supplemented, of its: (a) Annual Report on Form 10-K for the fiscal year 2000, as filed with the SEC; (b) proxy statements relating to all meetings of its stockholders (whether annual or special) since January 1, 2001; and (c) all other reports or registration statements, other than Registration Statements on Form S-8, filed by the Buyer with the SEC since October 30, 2000 (such annual reports, proxy statements, registration statements and other filings, together with any amendments or supplements thereto, are collectively referred herein as the "BUYER REPORTS"). The Buyer Reports constitute all of the documents filed by the Buyer with the SEC since October 30, 2000, other than any Registration Statement on Form S-8. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated audited financial statements and consolidated unaudited interim financial statements of the Buyer included in the Buyer Reports (together, the "BUYER FINANCIAL STATEMENTS"): (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated by Form 10-Q under the Securities Exchange Act of 1934, as amended, and subject to normal recurring year-end adjustments); (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer and each of its Subsidiaries as of the respective dates thereof and for the periods referred to therein; and (iv) are consistent in all material respects with the books and records of the Buyer.

     5.5 CAPITALIZATION. All of the Purchase Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. The authorized capital stock of the Buyer consists of: (a) 43,000,000 shares

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ASSET PURCHASE AGREEMENT                                                Page 44
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of Buyer Common Stock, of which, as of January 31, 2002, 20,041,121 shares were issued and outstanding, all of which were validly issued and outstanding, fully paid and nonassessable; and (b) 1,000,000 shares of Buyer Preferred Stock, $0.01 par value per share, of which, as of January 31, 2002, no shares were issued or outstanding.

     5.6 LITIGATION. There is no Proceeding pending (or, to the knowledge of the Buyer, threatened) against or otherwise involving the Buyer or any of the officers, directors, former officers or directors, employees, shareholders or agents of the Buyer (in their capacities as such) and there are not outstanding Court Orders to which the Buyer is a party or by which any of the Buyer's assets are bound, any of which: (a) question this Agreement or any Ancillary Agreements or any action to be taken hereby or thereby or affect the transactions contemplated hereby; or (b) will result in any Materially Adverse Effect to the Buyer.

     5.7 DISCLOSURE. Except as set forth on SCHEDULE 5.7 hereto, no representation or warranty of Buyer contained in this Article V omits to state a material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading.

     5.8 BROKERS OR FINDERS. Neither Buyer nor any of its agents has incurred any obligations or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby.

ARTICLE 6. COVENANTS OF THE SELLERS AND THE PRINCIPAL STOCKHOLDERS

     The Sellers and the Principal Stockholders, jointly and severally, covenant and agree with the Buyer as follows:

     6.1 CHANGE OF NAME. Immediately following the Closing, each Seller shall make an amendment to its Constituent Documents and make all filings and take all steps required in its jurisdiction in order to change the name of the Seller to a name which does not include the words "Intelligent", "Automation" or "IAS". In addition, in connection with the Closing, the Sellers shall deliver to the Buyer consents, in forms satisfactory to the Secretary of the Commonwealth of the Commonwealth of Massachusetts, consenting to the use of the name Intelligent Automation Systems, Inc. and IAS by the Buyer or any affiliate thereof.

     6.2 CERTAIN FILINGS. The Sellers and Principal Stockholders shall cooperate with the Buyer with respect to all filings with Governmental Authorities that are required to be made by the Sellers to carry out the transactions contemplated by this Agreement. The Sellers and Principal Stockholders shall assist the Buyer in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority which may be reasonably required or which the Buyer may reasonably request in connection with the consummation of the transactions contemplated hereby.

     6.3 DISPOSITION OF PURCHASE SHARES. The Sellers and Principal Stockholders agree that they will not sell or otherwise dispose of any of the Purchase Shares in violation of the

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ASSET PURCHASE AGREEMENT                                                Page 45
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registration requirements of the Securities Act or in violation of any other federal or state laws or regulations governing the sale or other disposition of securities.

     6.4 EMPLOYEE BENEFITS. The Sellers and Principal Stockholders shall terminate the Intelligent Automation Systems, Inc. 401(k) Plan ("Seller's 401(k) Plan") as of the day immediately preceding the Closing Date, in accordance with the terms of such plan and applicable law, and shall cause account balances of employees participating therein to be distributed in accordance with the terms of such plan and applicable law, it being specifically acknowledged that the Seller's 401(k) Plan shall permit a roll over of participant loans to any qualified plans (including any sponsored by Buyer), subject to the terms of such plan and applicable law.

     6.5 TRANSFER OF GOODWILL In order to ensure the effective transfer of goodwill and going concern value from the Sellers to the Buyer hereunder:

         (a) Gordon, severally and not jointly, covenants to the Buyer that, for a period of three years following the Closing Date, in accordance with the terms of the Gordon Agreement, that his employment by the Buyer will not be terminated by the Buyer for "Cause" or by him other than for "Good Reason", death or "Disability" (as such terms are defined in the Gordon Agreement); and

         (b) Chin, severally and not jointly, covenants to the Buyer that , for a period of three years following the Closing Date, in accordance with the terms of the Chin Agreement, that his employment by the Buyer during such period will not be terminated by the Buyer for "Cause" or by him for other than for "Good Reason", death or "Disability" (as such terms are defined in the Chin Agreement).

     6.6 S CORPORATION STATUS. During the Buyer's 2002 taxable year, none of the Sellers will, and neither Principal Stockholder will take any action to cause a Seller to, redeem the interest of a shareholder of IAS Trust or IAS Products, whether in cash or in kind, other than in an amount equal to the fair market value of the interest redeemed, and each Seller and Principal Stockholder hereby covenants to take all actions necessary to maintain the S corporation status of IAS Trust and IAS Products and the qualified subchapter S subsidiary status of IAS.

ARTICLE 7. COVENANTS OF BUYER

     7.1 REASONABLE BEST EFFORTS. Except as otherwise contemplated herein, the Buyer shall use reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the Agreement and the transactions contemplated by this Agreement, including, but not limited to, the delivery of certificates reasonably requested in connection with any opinions to be delivered hereunder.

     7.2 NOTICES AND CONSENTS. The Buyer shall use reasonable best efforts to obtain, at its reasonable expense, all such waivers, permits, consents, approvals or other authorizations from third parties and governmental entities or authorities, and to effect all such registrations, filings and notices with or to third parties and governmental entities or authorities, as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

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     7.3 REGISTRATION OF THE PURCHASE SHARES ON FORM S-3.

         (a) The rights and obligations of Sellers, or any transferee of Purchase Shares, under this Article VII shall inure to the benefit of and be binding upon any such transferee upon the transfer of any Purchase Shares by any Seller or IAS Shareholder to any transferee (in each case, a "TRANSFER"); and
(ii) such transferee shall acknowledge and agree that in the event of a Transfer, he or she (as applicable) shall assume all of the obligations and agreements of the Sellers under this Article VII with respect to the Purchase Shares so transferred. The Sellers and such transferees are sometimes referred to in this Article VII as "Selling Stockholders" and each as a "Selling Stockholder."

         (b) Buyer shall use its commercially reasonable efforts to promptly file within thirty (30) days after the Closing Date, and in any event shall file within 90 days after the Closing Date, with the SEC a Registration Statement on Form S-3 (or any successor short form registration involving a similar amount of disclosure; or if then ineligible to use any such form, then any other available form of registration statement) (the "REGISTRATION STATEMENT") for resale the number of Purchase Shares delivered to the Sellers on the Closing Date to be made on a continuous basis pursuant to Rule 415 of the Securities Act. The Buyer will use its commercially reasonable efforts to cause such Registration Statement to become effective (subject to review of such Registration Statement by the SEC) as soon as possible thereafter, and remain continuously effective until the earlier of: (i) two years after the effective date thereof; or (ii) such time as all of the Purchase Shares may be sold pursuant to Rule 144 promulgated under the Securities Act on a single day. The Buyer may, upon written notice to the Selling Stockholders listed therein (the "SUSPENSION NOTICE"), suspend use of the Registration Statement up to four (4) times, but no more than four (4) times, in a twelve (12) month period, if the Buyer in its reasonable judgment believes it may possess material nonpublic information the disclosure of which at that point in time in its reasonable judgment would have a Material Adverse Effect on the Buyer and its Subsidiaries taken as a whole. The Suspension Notice shall (i) be executed by either the Chief Executive Officer or Chief Financial Officer of Buyer and (ii) confirm (x) the suspension of all other Buyer registration statements and (y) the prohibition of sales of Buyer Common Stock by Buyer, its Subsidiaries and Affiliates and their respective directors, officers, employees, controlling persons and agents. Each Suspension Notice shall be limited to no more than thirty (30) days. Buyer may suspend use of the Registration Statement for up to three (3) consecutive thirty
(30) day periods (not to exceed ninety (90) consecutive days) and shall issue a separate Suspension Notice to Selling Stockholders for each thirty (30) day period. Buyer shall confirm with written notice to the Selling Stockholders, the termination of the suspension of use of the Registration Statement within forty-eight (48) hours of any such termination but in any event concurrently with such similar notification to Selling Stockholders under subparagraphs (x) and (y) above.

         (c) The Selling Stockholders agree to use a broker acceptable to the Buyer, in its reasonable discretion, in connection with sales of their Purchase Shares under the Registration Statement.

         (d) All Registration Expenses incident to the Buyer's performance of or compliance with this Section 7.3 shall be paid by the Buyer. The term "Registration Expenses" includes without limitation all registration filing fees, professional fees and other expenses of the

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Buyer's compliance with federal, state and other securities laws, printing expenses, messenger, telephone and delivery expenses; fees and disbursements of counsel for the Buyer; fees and disbursements of the Buyer's independent certified public accountants; and applicable stock exchange and NASD registration and filing fees. The term "Registration Expenses" does not include any discounts or commissions to any broker attributable to the sale of the Purchase Shares or any fees (including but not limited to attorney fees) or expenses incurred by the Seller Stockholders in connection with the registration of the Purchase Shares pursuant to this Section 7.3.

         (e) To the extent permitted by law, the Buyer will indemnify and hold harmless the Selling Stockholders, their respective officers and directors and each person, if any, who controls any Selling Stockholder within the meaning of the Securities Act, against any Losses, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in any such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Selling Stockholders and their respective officers and directors and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such Loss; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 7.3(e) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Buyer (which consent shall not be unreasonably withheld) nor shall the Buyer be liable in any such case for any such Loss to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the such Selling Stockholder or any person controlling the such Selling Stockholder.

         (f) To the extent permitted by law, each Selling Stockholder will, severally and not jointly, indemnify and hold harmless the Buyer, its directors, its officers who have signed such Registration Statement and each person, if any, who controls the Buyer within the meaning of the Securities Act against any Losses to which the Buyer or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Selling Stockholder expressly for use in connection with such registration; and such Selling Stockholder will

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reimburse any legal or other expenses reasonably incurred by the Buyer or any such director, officer and controlling person in connection with investigating or defending any such Loss. It is agreed that the indemnity agreement contained in this Section 7.3(f) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the indemnifying party (which consent shall not be unreasonably withheld).

         (g) If the indemnification provided for in Sections 7.3(e) and (f) hereof is unavailable to a person entitled to indemnification hereunder, then each person that would have been an indemnifying party hereunder will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified person for which indemnification is provided herein in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such indemnified party, respectively, in connection with the statements or omissions which resulted in the costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement underlying such indemnification obligations. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Buyer and each Selling Stockholder agree that it would not be just and equitable if contribution pursuant to this Section 7.3(g) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7.3(g). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (h) Promptly after receipt by a party indemnified under this Section
7.3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.3, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and, under applicable standards of professional conduct, a conflict on any significant issue between the positions of the indemnified party and the indemnifying party exists, the indemnified party or parties shall have the right to select one separate law firm, at the indemnifying party's or parties' expense, to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The failure to notify any indemnifying party promptly of the commencement of any such action, shall not relieve such indemnifying party of any liability to the indemnified party under this Section 7.3, except to the extent that such indemnifying party is actually prejudiced thereby.

         (i) After registration of the Purchase Shares pursuant to Section 7.3(b) above, if: (i) the Registration Statement has not been suspended or withdrawn; and (ii) the Selling Stockholders provide the Buyer with any documentation reasonably requested by the Buyer in order to comply with the securities laws of the United States of America, the Buyer shall effect

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the removal of the restrictive legend set forth in Section 4.27 above from the certificate(s) surrendered by a Selling Stockholder.

     7.4 EMPLOYEE BENEFITS. Buyer shall take such action as necessary to provide all employees of Sellers who are hired by Buyer after the Closing Date ("Transferred Employees") with credit for employment service with Sellers for purposes of determining eligibility under any employee benefit plans sponsored by Buyer and for determining the period of service under any vacation, sick pay or other paid time off program of Buyer. Buyer shall be responsible for providing COBRA continuation coverage, in accordance with the applicable requirements of Code Section 4980B and Section 601 through 608 of ERISA (and any state law counterpart) to any "covered employee" and any "qualified beneficiary" (within the meaning of Sections 4980B(f)(7) and (g)(1) of the Code, respectively), determined as of the Closing Date, whether the "qualifying event" (within the meaning of Section 4980B(f)(3)) for such continuation coverage occurred or occurs on or before the Closing Date, and irrespective of whether such qualifying event occurs or occurred in relation to the transaction contemplated herein. Buyer shall permit all Transferred Employees who were participants in Seller's 401(k) Plan to roll over his or her account balance (including promissory notes evidencing participant loans) from such plan. Buyer agrees to waive any preexisting conditions limitations, evidence of insurability provisions, waiting periods or similar limitations under Buyer's group health plans and, for purposes of computing deductible amounts, co-pays and other maximums under such plans, subject to the terms and conditions of such plan and/or any contracts with the applicable health care provider.

     7.5 KENDALL LITIGATION. Buyer shall make available, at the Sellers' expense, those former employees of the Sellers, at the times while they are employed by Buyer, to cooperate to the extent reasonably requested by Sellers, with respect to the litigation identified as James Kendall v. Intelligent Automation Systems, Inc. and Stimpson Properties Co. Civ. Action No. 0115CV1795 on Schedule 4.20 hereto.

     7.6 CONFIRMATIONS OF EMPLOYMENT. Following the Closing, the Buyer shall deliver letters to each of the former employees of the Sellers confirming employment by the Buyer.


ARTICLE 8. CONDITIONS TO OBLIGATIONS OF BUYER


     The obligations of the Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article will have been accomplished.

     8.1 ENCUMBRANCE TERMINATIONS. The Sellers shall have delivered to the Buyer evidence satisfactory to the Buyer and its counsel that the Sellers are able to deliver the Purchased Assets free and clear of all Encumbrances.

     8.2 ANCILLARY AGREEMENTS. The Sellers and/or the Principal Stockholders
(as applicable) shall have executed and delivered to the Buyer the documents and agreements set forth in Section 3.6 hereof.

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     8.3 GOVERNMENTAL CONSENTS AND APPROVALS. All consents and permits of others required to permit the Sellers and Principal Stockholders to complete the transactions contemplated hereby shall have been received by the Sellers.

     8.4 KEY EMPLOYEES. The employees listed on SCHEDULE 8.4 attached hereto (the "Key Employees") shall have agreed to accept employment with the Buyer.

     8.5 GE CONTRACT. The Buyer shall have had the opportunity to discuss the transactions contemplated hereby and the GE Agreement with GE.

     8.6 ABSENCE OF CERTAIN LITIGATION. There shall not be any: (a) Court
Order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided; (b) Proceeding by any federal, state, local or foreign government (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof; or (c) Proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which in the reasonable opinion of counsel for the Buyer is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of the Buyer, in connection with the consummation of any material transaction contemplated hereby.

     8.7 NO BANKRUPTCY. The Sellers shall not: (a) have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or have made a general assignment for the benefit of its creditors; or (b) have an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointing of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property; or (c) have an attachment placed on all or a significant portion of its assets.

     8.8  IAS SHAREHOLDER DOCUMENTS.

         (a) The Sellers and Principal Stockholders shall have obtained and delivered the following to the Buyer prior to the Closing Date (each in form and substance satisfactory to the Buyer in its reasonable discretion):

                      (i) a questionnaire executed by each IAS Shareholder as to personal wealth and financial sophistication; and

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                      (ii)     with respect to each IAS Shareholder reasonably
                               deemed by the Buyer not to be an "Accredited Investor" as defined in Rule 501 of Regulation
                               D, either (i) a written certification that such IAS Shareholder has such knowledge and experience in financial and business matters that such IAS Shareholder is capable of evaluating the merits and risks of a prospective investment in the Buyer Common Stock (within the meaning of Rule 506 of Regulation D) or (ii) a written agreement between such IAS Shareholder and a purchaser representative (who shall make written certifications reasonably satisfactory to the Buyer that he is a purchaser representative within the meaning of Regulation
                               D) regarding the representation of such
                               IAS Shareholder in connection with this Agreement and the transactions contemplated hereby, together with such other representations and agreements as the Buyer may reasonably request.

     8.9 APPROVAL OF BUYER'S COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement and all related legal matters contemplated by this Agreement, including, without limitation, opinions of counsel, shall have been approved by counsel for the Buyer, provided that the approval of such counsel shall not be unreasonably withheld.

     8.10 DUE DILIGENCE. Buyer shall be satisfied, in its sole and exclusive discretion, with the results of its due diligence investigation and the evaluation of the Sellers' business, including, but not limited to, its investigation of Sellers' Intellectual Property Assets, outstanding Court Orders and Proceedings pending or threatened against any of the Sellers.

ARTICLE 9. CONDITIONS TO OBLIGATIONS OF THE SELLERS


     The obligations of the Sellers to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article will have been accomplished.

     9.1 ANCILLARY AGREEMENTS. The Buyer shall have executed and delivered to the Sellers and Principal Stockholders the agreements and documents set forth in Section 3.7 hereof.

     9.2 GOVERNMENTAL CONSENTS AND APPROVALS. All consents and permits of others required to permit the Buyer to complete the transaction shall have been received by the Buyer.

     9.3 ABSENCE OF CERTAIN LITIGATION. There shall not be any: (a) Court
Order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided; (b) Proceeding by any federal, state, local or foreign government (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof; or (c) Proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which in the reasonable opinion of counsel for the Sellers is likely to result in the restraint or

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prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of the Sellers, in connection with the consummation of any material transaction contemplated hereby.

     9.4 NO BANKRUPTCY. The Buyer shall not: (a) have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or have made a general assignment for the benefit of its creditors; or (b) have an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property; or (c) have an attachment placed on all or a significant portion of its assets.

ARTICLE 10. INDEMNIFICATION

     10.1 INDEMNIFICATION BY THE SELLERS AND THE PRINCIPAL STOCKHOLDERS.

         (a) Subject to the limitations in paragraph (b) below, the Sellers and Gordon, jointly and severally, and Chin, severally and not jointly (meaning that Chin shall be responsible only for that fraction of any indemnifiable Losses equal to (Y) the number of shares of beneficial ownership of the IAS Trust held by him as of the Closing Date divided by (Z) the number of shares of beneficial ownership of the IAS Trust held by all owners of shares of beneficial ownership the IAS Trust as of the Closing Date), shall defend, indemnify and hold harmless the Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them and whether or not caused by negligence or willful act:

                      (i) resulting from or arising out of any breach of any of the representations or warranties (other than those in Sections 4.2, 4.3, 4.8, 4.9(e), 4.10, 4.11, 4.17 and those in Section 4.12 relating to the Intellectual Property Assets related to the patent applications listed as items 1 through 10 on SCHEDULE 4.12(c)) made by the Sellers or the Principal Stockholders in or pursuant to this Agreement or any Ancillary Agreement;

                      (ii) resulting from or arising out of any breach of any of the representations or warranties made by the Sellers or the Principal Stockholders pursuant to Sections 4.2, 4.3 and 4.9(e);

                      (iii) resulting from or arising out of any breach of any of the representations and warranties made by the Sellers or the Principal Stockholders pursuant to Sections 4.10 and 4.11;

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                      (iv)     resulting from or arising out of any breach of
                               any of the representations or warranties made by the Sellers or the Principal Stockholders pursuant to Section 4.12 relating to the Intellectual Property Assets related to the patent applications listed as items 1 through 10 on SCHEDULE 4.12(c);

                      (v) resulting from or arising out of any breach of any covenant or agreement made by the Sellers or the Principal Stockholders in or pursuant to this Agreement or any Ancillary Agreement;

                      (vi)     in respect of any Retained Liabilities;

                      (vii) resulting from or arising out of any breach of any of the representations and warranties made by the Sellers or the Principal Stockholders pursuant to Section 4.8 or any liability, payment or obligation in respect of any Taxes owing by any of the Sellers, by any Principal Stockholder or the Buyer, as successor to the Sellers' businesses, of any kind or description (including interest and penalties with respect thereto) for all periods, or portions thereof, up to and including the Closing Date; or

                      (viii) resulting from or arising out of any breach of any of the representations and warranties made by the Sellers or the Principal Stockholders pursuant to Section 4.17 or any third party action, whether by a Governmental Authority or other third party for damages, including fines or penalties, or clean-up costs or other compliance costs under any Environmental Law or from the violation of any Environmental Law arising out of the operations of the Company on or before the Closing Date.

         (b) The right to indemnification under paragraph (a) is subject to the following limitations:

                      (i) The Sellers and the Principal Stockholders shall have no liability under paragraph (a) unless one or more of the Buyer's Indemnified Persons gives written notice to the Sellers or the Principal Stockholders asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                                     (A)    for claims under clauses (i) and
                                            (iii) of paragraph (a) above, a
                                            period of two (2) years from the
                                            Closing Date;

                                     (B)    for claims under clause (iv) of
                                            paragraph (a) above, a period of
                                            three (3) years from the Closing
                                            Date.

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                                     (C)    for claims under clauses (vii) and
                                            (viii) of paragraph (a) above, for
                                            so long as any claim may be made in
                                            respect of such matters under any
                                            applicable Tax or Environmental Law
                                            statute of limitations, as it may be
                                            extended; and

                                      (D)   for claims under clauses (ii), (v)
                                            and (vi) of paragraph (a) above,
                                            without limitation as to time.

                      (ii) Indemnification for claims under paragraph (a) above (other than under clauses (a)(ii), (v), (vi), (vii) and (viii)) shall be payable by the Sellers and the Principal Stockholders only if the aggregate amount of all Losses hereunder by the Buyer's Indemnified Persons exceeds $200,000 (the "Deductible"), at which point the Sellers and the Principal Stockholders shall be responsible for only those Losses in excess of the Deductible. The Sellers' and the Principal Stockholders' aggregate liability for indemnification under clauses (i) and (iii) of paragraph (a) above shall not be greater than twenty percent (20%) of the Aggregate Consideration. The Sellers' and the Principal Stockholders' aggregate liability for indemnification under clauses (i), (iii) and (iv) of paragraph (a) above shall not be greater than thirty percent (30%) of the Aggregate Consideration. The Sellers' and the Principal Stockholders' aggregate liability for indemnification under paragraph (a) shall not be greater than eighty percent (80%) of the Aggregate Consideration. For purposes of this paragraph, each Purchase Share shall be deemed to have a value equal to the Closing Price.

                     (iii) At their option, the Sellers or the Principal Stockholders may repurchase from the Buyer, for an amount equal to the value reflected in the Closing Balance Sheet, all or any part of the Receivables or Inventory included in the Purchased Assets which is subject to any claims for Losses under clause (iii) of paragraph (a) above. Upon payment by the Sellers or the Principal Stockholders for any claim for Losses with respect to any Receivables or Inventory under clause (iii) of paragraph (a) above, the Buyer shall concurrently therewith assign such Receivables or Inventory to the Sellers or the Principal Stockholders free and clear of any Encumbrances.

                     (iv) As liquidated damages for any breach by Gordon of the covenants made by him in Section 6.5(a) hereof, as its sole remedy under this Agreement, the Buyer shall retain, and shall be released of any further obligation to issue, 31,850 of the Holdback Shares otherwise issuable pursuant to
                               Section 3.1(b)(iii) on each anniversary of the Closing Date occurring subsequent to the date of such breach.

                      (v) As liquidated damages for any breach by Chin of the covenant made by him in Section 6.5(b) hereof, as its sole remedy under this

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                               Agreement, the Buyer shall retain and shall be
                               released of any obligation to issue, 2,583 of the Holdback Shares otherwise issuable pursuant to
                               Section 3.1(b)(iii) on each anniversary of the Closing Date occurring subsequent to the date of such breach.

                       (vi) Notwithstanding any provision to the contrary in this Agreement, the amount of any Losses for which indemnification is provided under this
                               Section 10.1 shall be calculated net of any accruals, reserves or provisions reflected in the Closing Balance Sheet.

     10.2 INDEMNIFICATION BY BUYER.

         (a) Subject to the limitations in paragraph (b) below, from and after the Closing Date, the Buyer shall indemnify and hold harmless the Sellers' Indemnified Persons from any and all Losses directly or indirectly incurred by or sought to be imposed upon them and regardless of whether or not caused by negligence or willful act:

                       (i) resulting from or arising out of any breach of any of the representations or warranties (other than those in Sections 5.2, 5.3 and 5.5) made by the Buyer, in or pursuant to this Agreement or in any Ancillary Agreement;

                       (ii) resulting from or arising out of any breach of any of the representations or warranties made by the Buyer pursuant to Sections 5.2, 5.3 and 5.5;

                       (iii) resulting from or arising out of any breach of any covenant or agreement made by the Buyer in or pursuant to this Agreement or any Ancillary Agreement;

                       (iv)    in respect of any Assumed Liabilities; or

                       (v) resulting from or arising out of any liability, payment or obligation in respect of any Taxes owing by the Buyer of any kind or description (including interest and penalties with respect thereto), for all periods, or portions thereof, after the Closing Date.

         (b) The right to indemnification under paragraph (a) is subject to the following limitations:

                       (i)     The Buyer shall have no liability under paragraph
                               (a) above unless a Sellers' Indemnified Person gives written notice to the Buyer asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                                   (A)      for claims under clause (i) of
                                            paragraph (a) above, two (2) years
                                            from the Closing Date;

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                                   (B)      for claims under clause (v) of
                                            paragraph (a) above, for so long as
                                            any claim may be made in respect of
                                            such matters under any applicable
                                            statute of limitations, as it may be
                                            extended; and

                                   (C) for claims under clauses (ii), (iii) and (iv) of paragraph (a) above, without limitation as to time.

                       (ii) Indemnification for claims under paragraph (a) above (other than under clauses (a)(ii), (iii), (iv) and (v)) shall be payable by the Buyer only if the aggregate amount of all Losses hereunder by the Sellers' Indemnified Persons exceeds the Deductible, at which point the Buyer shall be responsible for only those Losses in excess of the Deductible. The Buyer's aggregate liability for indemnification under clause (i) of paragraph
                               (a) above shall not be greater than twenty percent (20%) of the Aggregate Consideration. The Buyer's aggregate liability for indemnification under paragraph (a) shall not be greater than eighty percent (80%) of the Aggregate Consideration. For purposes of this paragraph, each Purchase Share shall be deemed to have a value equal to the Closing Price.

     10.3 DEFENSE OF THIRD PARTY ACTIONS.

         (a) Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Article.

         (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

         (c) By written notice within forty-five (45) days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees: (i) to promptly indemnify the Indemnified Person for its expenses to date; and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

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         (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

         (e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

         (f) Any person who had the right hereunder but did not assume control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

     10.4 MISCELLANEOUS.

         (a) Buyer's Indemnified Persons shall be entitled to indemnification under Section 10.1(a) regardless of whether the matter giving rise to the applicable liability, payment, obligation or expense may have been previously disclosed to any such person, unless expressly assumed on the particular Schedule.

         (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

         (c) Except for claims for indemnification provided for in Sections 7.3(e) and 7.3(f) and as provided in Section 12.11, the indemnification provided for in this Article X shall be the exclusive remedy for breaches of representations, warranties and covenants contained in this Agreement provided that no party hereto shall be deemed to have waived any right of recourse (whether a claim under this Article X or otherwise) arising from fraud or intentional misconduct of any other party hereto.

     10.5 PAYMENT OF INDEMNIFICATION. Claims for indemnification under this
Article 10 (other than pursuant to Sections 10.1(b)(iv) and 10.1(b)(v)) ("Claims") shall be paid or otherwise satisfied by Indemnifying Persons within thirty (30) days after notice thereof is given by the Indemnified Person. Any Claim which may become due and payable to any of the Buyer's Indemnified Persons under Section 10.1(a) above may be satisfied, at the election of the Sellers and the Principal Stockholders, (i) in cash, (ii) the retention by the Buyer of up to an aggregate of 37,301 of the Holdback Shares valued at the Closing Price; or
(iii) any combination thereof. Prior to the second anniversary of the Closing Date, upon satisfaction by the Sellers and Principal Stockholders of a Claim or any portion thereof in cash, the Buyer shall issue and deliver to the Sellers the number of Holdback Shares valued at the Closing Price equal to the amount of the cash satisfaction of such Claim or portion thereof. On the second anniversary of the Closing Date, the Buyer shall issue and deliver to the Sellers the balance of such 37,301 Holdback Shares that have not been retained by the Buyer in satisfaction of Claims or released to the Sellers in accordance with the preceding sentence, provided that, if there are any Claims then

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pending, the Buyer shall have the right to retain, to the extent of such balance, such number of Holdback Shares valued at the Closing Price equal to the aggregate dollar amount of such pending Claims until the resolution of such Claims at which time such Holdback Shares shall be issued and delivered (to the extent they are not used to satisfy such Claim pursuant to Sellers and Principal Stockholders election) and retained by the Buyer to the extent they are used to satisfy such Claim pursuant to an election by the Sellers and the Principal Stockholders.

ARTICLE 11. [INTENTIONALLY OMITTED]

ARTICLE 12. MISCELLANEOUS

     12.1 SURVIVAL OF WARRANTIES. All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by any party to another party pursuant to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing for the applicable periods set forth in Article X and shall be further actionable subject to the limitations set forth therein, regardless of any investigation and shall not merge in the performance of any obligation by any party hereto.

     12.2 FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, the Buyer will pay its own and up to $500,000 of Sellers' and the Principal Stockholders' legal, accounting, investment banking and other expenses in connection with this Agreement and the transactions contemplated herein and the Sellers and the Principal Stockholders will pay their respective legal, accounting, investment banking and other expenses in connection with this Agreement and the transactions contemplated herein in excess of $500,000.

     12.3 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder by any party hereto shall be in writing and shall be deemed to have been duly given: (a) when received if delivered personally; (b) one business day after delivered to a prepaid domestically recognized overnight receipted courier if sent domestically; (c) three business days after delivered to a prepaid internationally recognized overnight receipted courier if sent internationally; (d) when receipt telephonically acknowledged if sent by telecopier transmission on a business day or, if not a business day, on the next following business day; or (e) when answered back if sent by telex, if on a business day, or if not a business day, on the next following business day, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):


         If to the Sellers or to Gordon:

         Steven J. Gordon, Ph.D.
         c/o Brooks Automation, Inc.
         15 Elizabeth Drive
         Chelmsford, MA  01824
         Tel: (978) 262-2400
         Fax: (978) 262-2602

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                 with a copy to:

         Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
         One Financial Center
         Boston, MA  02111
         Tel:  (617) 542-6000
         Fax:  (617) 542-2241
         Attn:  Neil H. Aronson, Esquire

         If to Chin:

         Laurence Chin
         c/o Brooks Automation, Inc.
         15 Elizabeth Drive
         Chelmsford, MA  01824
         Tel:  (978) 262-2400


         If to the Buyer, to:

         Brooks Automation, Inc.
         15 Elizabeth Drive
         Chelmsford, MA  01824
         Tel:  (978) 262-2400
         Fax:  (978) 262-2500
         Attn:  Ellen B. Richstone,
         Senior Vice President, Finance & Administration and Chief Financial Officer

         with a copy to:

         Brown, Rudnick, Freed & Gesmer
         One Financial Center
         Boston, MA  02111
         Tel:  (617) 856-8200
         Fax:  (617) 856-8201
         Attn: Paul J. Hartnett, Jr., Esquire

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

     12.4 PUBLICITY AND DISCLOSURES. Unless required by law, any public announcement or similar publicity with respect to this Agreement, the Closing or any transaction contemplated by this Agreement will be issued, if at all, at such time and in such manner as the Buyer determines with the concurrence of the Sellers, which concurrence shall not be unreasonably withheld or delayed by the Sellers. Pursuant to this Section 12.4, the parties agree that the Buyer shall issue

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a press release as soon as practical after the execution of this Agreement
(unless such disclosure is required to be made prior to the execution of this Agreement under applicable law, in which case such press release shall be issued at a time determined by the Buyer in its sole discretion) in such form as shall be approved by the Sellers which such approval shall not be unreasonably withheld or delayed. Unless disclosure is consented to by the Buyer in advance or required by law or disclosure has otherwise already been made, the Sellers and the Principal Stockholders shall keep this Agreement and the transactions contemplated hereby strictly confidential and may not make disclosure of this Agreement or such transactions to any Person other than the Sellers' and the Principal Stockholders' directors, officers, employees or agents who need to know such information to enable them to comply with this Agreement, provided that each such director, officer, employee or agent shall agree, for the benefit of the Buyer, to maintain the confidentiality of such information as provided in this Section 12.4. The Sellers, the Principal Stockholders and the Buyer will consult with each other concerning the means by which the Sellers' employees, customers and suppliers and other Persons having dealings with the Sellers will be informed of this Agreement, the Closing, and the transactions contemplated hereby, and representatives of the Buyer may at the Buyers' option be present for any such communication.

     12.5 CONFIDENTIALITY. The parties agree that until the third anniversary hereof they will keep confidential and not disclose or divulge any confidential, proprietary or secret information which they may obtain from any of the other in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder, or reveal the financial or other terms and conditions of this Agreement unless such information (collectively, the "CONFIDENTIAL INFORMATION"): (a) is now, or hereafter becomes, through no act or failure to act on behalf of the receiving party, generally known or available to the public; (b) was known by the receiving party before receiving such information from the disclosing party; (c) is hereafter received by the receiving party from a third party without breach of any obligation to the disclosing party; (d) is independently developed by the receiving party without use of or reference to the Confidential Information of the disclosing party by persons who had no access to the Confidential Information of the disclosing party; or (e) is required to be disclosed by applicable law or a Court Order, including applicable securities laws or stock exchange rules or regulations, PROVIDED HOWEVER, that in the event that a receiving party intends to disclose the providing party's Confidential Information pursuant to this Section 12.5(e), the receiving party shall provide the disclosing party with prompt written notice of such intended disclosure such that the disclosing party may seek an appropriate protective order or other appropriate remedy.

     12.6 ENTIRE AGREEMENT. This Agreement together with the Ancillary Agreements (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.

     12.7 SEVERABILITY. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such party or circumstances other than those to which it is so

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determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     12.8 ASSIGNABILITY. This Agreement may not be assigned (otherwise than by operation of law): (a) by Buyer without the prior written consent of the Sellers, PROVIDED HOWEVER, that the Buyer may assign any of its rights under this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing (without the prior written consent of the Seller): (i) to any successor to all or substantially all of its business and assets relating to the subject matter of this Agreement, to the extent that such entity agrees to assume all of the Buyer's obligations hereunder; or (ii) to one or more Affiliates of the Buyer, to the extent that any such entity agrees to assume all of the Buyer's obligations hereunder and Buyer agrees to guarantee the performance of such Affiliate or Affiliates; or
(b) by the Seller without the prior written consent of Buyer. Furthermore, any or all rights of the Buyer to receive performance (but not the obligations of the Buyer hereunder) and rights to assert claims against the Sellers or the Principal Stockholders in respect of breaches of representations, warranties or covenants of the Sellers or the Principal Stockholders hereunder, may be assigned by the Buyer to any Affiliate of the Buyer, but any assignee of such rights shall take such rights subject to any defenses, counterclaims and rights of setoff to which the Sellers or the Principal Stockholders might be entitled under this Agreement and (ii) any or all rights of the Sellers to receive performance (but not the obligations of the Sellers hereunder) and rights to assert claims against the Buyer in respect of breaches of representations, warranties or covenants of the Buyer hereunder, may be assigned by the Sellers to any beneficial owner of any of the Sellers, but any assignee of such rights shall take such rights subject to any defenses, counterclaims and rights of setoff to which the Buyer might be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

     12.9 AMENDMENT. This Agreement may be amended only by a written agreement executed by the Buyer, the Sellers and the Principal Stockholders.

     12.10 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated if other than in The Commonwealth of Massachusetts.

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     12.11 REMEDIES. The parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, the parties shall waive the defense that there is an adequate remedy at law. The Sellers hereby acknowledge that the Purchased Assets are unique and cannot be obtained on the open market. Without limiting any remedies any party may otherwise have hereunder or under applicable law, in the event any other party refuses to perform its obligations under this Agreement, the first party shall have, in addition to any other rights at law or equity, the right to specific performance.

     12.12 DEFINITION OF SELLERS' KNOWLEDGE. As used in this Agreement, the phrase "to the Sellers' knowledge" and any similar phrase shall mean the actual knowledge after due inquiry as of the date of this Agreement of the executive officers of Sellers.

     12.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     12.14 EFFECT OF TABLE OF CONTENTS AND HEADINGS. Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

     12.15 INTERPRETATION. The parties hereto acknowledge and agree that:
(a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     12.16 ARBITRATION. Without limiting the remedies any party may otherwise have pursuant to Section 12.11 hereof, any controversy, dispute or claim arising out of or in connection with this Agreement, or the breach, termination or validity hereof, shall be settled by final and binding arbitration to be conducted by a single arbitrator in Boston, Massachusetts, pursuant to the rules of the American Arbitration Association. The arbitrator shall be selected in accordance with the Commercial Rules of the American Arbitration Association. The Buyer, on the one hand, and the Principal Stockholders, on the other hand, shall share equally in the costs and expenses of the arbitration; provided, that the arbitrator may rule otherwise. The decision or award of the arbitrator shall be final, and judgment upon such decision or award may be entered in any competent court within The Commonwealth of Massachusetts or application may be made to any competent court within The Commonwealth of Massachusetts for judicial acceptance of such decision or award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of The Commonwealth of Massachusetts shall govern.


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            IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as an instrument under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.


                                            BROOKS AUTOMATION, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            INTELLIGENT AUTOMATION SYSTEMS, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            INTELLIGENT AUTOMATION SYSTEMS, INC.
                                            TRUST


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            IAS PRODUCTS, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            ------------------------------------
                                            STEVEN J. GORDON, PH.D.

                                            ------------------------------------
                                            LAURENCE CHIN



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ASSET PURCHASE AGREEMENT                                                Page 64
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


                            ASSET PURCHASE AGREEMENT

                         LIST OF SCHEDULES AND EXHIBITS




EXHIBIT                           DOCUMENT

Exhibit A          Corporate Noncompetition Agreement
Exhibit B          Bill of Sale
Exhibit C          Patent Assignment Agreements
Exhibit D          Noncompetition, Nonsolicitation and Proprietary
                   Information Agreement (Key Employees)
Exhibit E          Opinion of Counsel to the Sellers
Exhibit F          Assignment and Assumption of Liabilities
Exhibit G          Opinion of Counsel to the Buyer


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